As filed with the United States Securities and Exchange Commission on January 9, 2015

Registration No. 333-189731

SECURITIES AND EXCHANGE COMMISSION

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

TYPE 1 MEDIA, INC.
(Exact Name of Small Business Issuer in its Charter)

Delaware	8200	33-1223037
(State or other Jurisdiction of Incorporation)	(Primary Standard Classification Code)	(IRS Employer Identification No.)

P.O. Box 11383

Washington, DC 20008

Tel. No.:(902) 483-8511

 (Address and Telephone Number of Registrant’s Principal

Executive Off

ices and Principal Place of Business)

Copies of communications to:

Gregg E. Jaclin, Esq.

Szaferman, Lakind, Blumstein & Blader, P.C.

101 Grovers Mill Road

Suite 200

Lawrenceville, NJ 08648

Tel. No.: (609) 275-0400

Fax No.: (609) 557-0969

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration Statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒

CALCULATION OF REGISTRATION FEE

Title of Each Class Of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Aggregate Offering Price per share (2)	Proposed Maximum Aggregate Offering Price	Amount of Registration fee (3)

Common Stock, $0.000001 par value per share	700,000	$0.05	$35,000	$4.78

_______________

(1) This Registration Statement covers the resale by our selling shareholders of up to 700,000 shares of common stock previously issued to such shareholders.

(2) The offering price has been estimated solely for the purpose of computing the amount of the registration fee in accordance with Rule 457(o). Our common stock is not traded on any national exchange and in accordance with Rule 457; the offering price was determined by the price of the shares that were sold to our shareholders in a private placement memorandum. The price of $0.05 is a fixed price at which the selling security holders may sell their shares until our common stock is quoted on the OTC Markets at which time the shares may be sold at prevailing market prices or privately negotiated prices. There can be no assurance that a market maker will agree to file the necessary documents with the Financial Industry Regulatory Authority, which operates the OTC Markets, nor can there be any assurance that such an application for quotation will be approved.

(3) Previously paid.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SUCH SECTION 8(a), MAY DETERMINE.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission (the “SEC”) becomes effective. This prospectus is not an offer to sell these securities and we are not soliciting offers to buy these securities in any state where the offer or sale is not permitted.

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EXPLANATORY NOTE

This Post-Effective Amendment No. 1 to the Registration Statement on Form S-1 of Type 1 Media, Inc. (the “Company”), as originally declared effective by the Securities and Exchange Commission (the “SEC”) on January 31, 2014, is being filed pursuant to the undertakings in Item 17 of the Registration Statement to include the information contained in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013, that was filed with the SEC on May 15, 2014. We have also included information with respect to the quarter ended September 30, 2014, that was subject of a Form 10-Q filing made on November 13, 2014.

The information included in this filing amends this Registration Statement and the Prospectus contained therein. No additional securities are being registered under this Post-Effective Amendment No. 1. All applicable registration fees were paid at the time of the original filing of the Registration Statement.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

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PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION ON JANUARY __, 2015

TYPE 1 MEDIA, INC.

700,000 SHARES OF COMMON STOCK

The selling security holders named in this prospectus are offering all of the shares of common stock offered through this prospectus for maximum net proceeds of $35,000. The common stock to be sold by the selling shareholders as provided in the “Selling Security Holders” section is common stock that are shares that have already been issued and are currently outstanding. We will not receive any proceeds from the sale of the common stock covered by this prospectus.

Our common stock is presently not traded on any market or securities exchange. The selling security holders have not engaged any underwriter in connection with the sale of their shares of common stock. Common stock being registered in this registration statement may be sold by selling security holders at a fixed price of $0.05 per share until our common stock is quoted on the Over the Counter Markets (“OTC MarketsOTC Markets”) and thereafter at a prevailing market prices or privately negotiated prices or in transactions that are not in the public market. There can be no assurance that a market maker will agree to file the necessary documents with the Financial Industry Regulatory Authority (“FINRA”), which operates the OTC Markets, nor can there be any assurance that such an application for quotation will be approved. We have agreed to bear the expenses relating to the registration of the shares of the selling security holders.

We are an emerging growth company as that term is used in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”) and are subject to reduced public company reporting requirements.

Investing in our common stock involves a high degree of risk. See “Risk Factors” beginning on page 8 to read about factors you should consider before buying shares of our common stock.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The Date of This Prospectus is: January __, 2015

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TABLE OF CONTENTS

PAGE
Prospectus Summary	6
Cautionary Note Regarding Forward-Looking Statements	8
Risk Factors	8
Use of Proceeds	16
Determination of Offering Price	16
Dilution	17
Selling Shareholders	17
Plan of Distribution	18
Description of Securities to be Registered	19
Interests of Named Experts and Counsel	20
Description of Business	20
Description of Property	30
Legal Proceedings	30
Market for Common Equity and Related Stockholder Matters	30
Index to Financial Statements	F-1
Management Discussion and Analysis of Financial Condition and Financial Results	29
Plan of Operations
Changes in and Disagreements with Accountants on Accounting and Financial Disclosure	32
Directors, Executive Officers, Promoters and Control Persons	32
Executive Compensation	34
Security Ownership of Certain Beneficial Owners and Management	34
Transactions with Related Persons, Promoters and Certain Control Persons	35

Please read this prospectus carefully. It describes our business, our financial condition and results of operations. We have prepared this prospectus so that you will have the information necessary to make an informed investment decision.

You should rely only on information contained in this prospectus. We have not authorized any other person to provide you with different information. This prospectus is not an offer to sell, nor is it seeking an offer to buy, these securities in any state where the offer or sale is not permitted. The information in this prospectus is complete and accurate as of the date on the front cover, but the information may have changed since that date.

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PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus. This summary does not contain all the information that you should consider before investing in the common stock.You should carefully read the entire prospectus, including “Risk Factors”, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the Financial Statements, before making an investment decision. In this Prospectus, the terms “Type 1 Media,” “Company,” “we,” “us” and “our” refer to Type 1 Media, Inc.

Overview

Type 1 Media, Inc. was incorporated in the State of Delaware on January 12, 2012. Type 1 Media was formed primarily to inform people new to type 1 diabetes about living well with the condition as well as products and services that will help them thrive. The Company is a successor to Make Good Media, a development stage company organized as a sole-proprietorship on October 28, 2009 under the laws of Canada for the purpose of providing individuals, newly diagnosed with Type 1 Diabetes, the information necessary to manage the disease.

Dr. Jonathan White, the Company’s President, had been doing motivational and informational speaking concerning living well with type 1 diabetes for 5 years and had created a successful award-winning documentary for a medical devices company on the topic before starting Type 1 Media.

Type 1 Media began its business by creating short custom videos for pharmaceutical companies and medical devices companies who sell medications and products that people with type 1 diabetes need, as well as videos for charities concerned with type 1 diabetes. These projects, completed in 2012, helped build the Company’s reputation so that the Company could seek sponsorship for a larger project, titled Welcome to Type 1, which is detailed in the “Business Strategy” section.

Individuals with type 1 diabetes make decisions regarding various aspects of their treatment, including products and medication, in the initial weeks following a diagnosis of type 1 diabetes. We are seeking sponsorship from companies that create medications and products and want to reach individuals and families new to type 1 diabetes within this time frame. The products and services offered to individuals with type 1 diabetes are similar across different brands and there are barriers to changing brands, including learning to use and operate new products, so it is important of companies to create brand loyalty and recognition early following the initial diagnosis. We expect to generate revenue by providing a media channel through which insulin companies, blood glucose meter companies, insulin pump companies, and pharmacies can target and reach individuals newly diagnosed with type 1 diabetes.

We estimate our costs for the next twelve months to be $215,500. These costs include the budget of $65,000 for the operation of and upgrades to our website, a video production budget of $45,000 and $95,500 for operations. We are seeking grants and sponsorships from insulin companies, blood glucose meter companies, and pharmacies in order to fund our operations for the next 12 months. We have found that particular sponsors and grantees have particular requests and needs and that it’s best to negotiate grants and sponsorships independently to meet those requests and needs rather than have set sponsorship blocks, though our default block from which we begin negotiations is $60,000. We had originally intended to create a documentary about living with type 1 diabetes, but as we began releasing short videos to build up the site we obtained feedback that searchable 3-8 minute videos were much more useful to our audience than a documentary. As such, our plan is to continue creating these videos, and to engage our audience and form and interact with an online community to help us create resources that they want and need. For a more detailed discussion on the Welcome to Type 1 project, please see the “Business Strategy” section on page 21.

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Our independent registered public accounting firm has expressed substantial doubt as to our ability to continue as a going concern.

The Company’s officers and directors, any Company promoters, or their affiliates, do not intend for the Company to be used as a vehicle for a private company to become a reporting company. We have no intention to enter into a reverse merger, consolidation or business combination with any entity in an unrelated industry.

Where You Can Find Us

We presently maintain our principal offices at 3430 Connecticut Ave NW PO Box 11383 Washington DC 20008. Our telephone number is (902) 483-8511.

Implications of Being an Emerging Growth Company

We qualify as an emerging growth company as that term is used in the JOBS Act. An emerging growth company may take advantage of specified reduced reporting and other burdens that are otherwise applicable generally to public companies. These provisions include:

•	A requirement to have only two years of audited financial statements and only two years of related MD&A;

•	Exemption from the auditor attestation requirement in the assessment of the emerging growth company’s internal control over financial reporting under Section 404 of the Sarbanes-Oxley Act of 2002;

•	Reduced disclosure about the emerging growth company’s executive compensation arrangements; and

•	No non-binding advisory votes on executive compensation or golden parachute arrangements.

We have already taken advantage of these reduced reporting burdens in this prospectus, which are also available to us as a smaller reporting company as defined under Rule 12b-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act of 1933, as amended (the “Securities Act”) for complying with new or revised accounting standards. We have elected to use the extended transition period provided above and therefore our financial statements may not be comparable to companies that comply with public company effective dates.

We could remain an emerging growth company for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our annual gross revenues exceed $1 billion, (ii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Exchange Act, which would occur if the market value of our common stock that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter, or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period.

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For more details regarding this exemption, see “Management’s Discussion and Analysis of Financial Condition and Results of Operations – Critical Accounting Policies.”

The Offering

Common stock offered by selling security holders	700,000 shares of common stock. This number represents 12.28% of our current outstanding common stock (1).

Common stock outstanding before the offering	5,700,000

Common stock outstanding after the offering	5,700,000

Terms of the Offering	700,000 shares at $0.05 per share; selling security holders will sell their shares in accordance with the terms of the prospectus.

Termination of the Offering

The offering will conclude upon the earliest of (i) such time as all of the common stock has been sold pursuant to the registration statement or (ii) such time as all of the common stock becomes eligible for resale without volume limitations pursuant to Rule 144 under the Securities Act, or any other rule of similar effect.

Trading Market

There is currently no trading market for our common stock. We intend to apply soon for quotation on the OTC Markets. We will require the assistance of a market-maker to apply for quotation and there is no guarantee that a market-maker will agree to assist us.

Use of proceeds

We are not selling any shares of the common stock covered by this prospectus. As such, we will not receive any of the offering proceeds from the registration of the shares of common stock covered by this prospectus.

Risk Factors	The Common Stock offered hereby involves a high degree of risk and should not be purchased by investors who cannot afford the loss of their entire investment. See “Risk Factors” beginning on page 8.

________________

(1) Based on 5,700,000 shares of common stock outstanding as of the date of this Registration Statement.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

The information contained in this prospectus, including in the documents incorporated by reference into this prospectus, includes some statements that are not purely historical and that are “forward-looking statements.” Such forward-looking statements include, but are not limited to, statements regarding our Company and management’s expectations, hopes, beliefs, intentions or strategies regarding the future, including our financial condition, results of operations, and the expected impact of the offering on the parties’ individual and combined financial performance. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipates,” “believes,” “continue,” “could,” “estimates,” “expects,” “intends,” “may,” “might,” “plans,” “possible,” “potential,” “predicts,” “projects,” “seeks,” “should,” “will,” “would” and similar expressions, or the negatives of such terms, may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking.

The forward-looking statements contained in this prospectus are based on current expectations and beliefs concerning future developments and the potential effects on the parties and the transaction. There can be no assurance that future developments actually affecting us will be those anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond the parties’ control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements.

RISK FACTORS

The shares of our common stock being offered for resale by the selling security holders are highly speculative in nature, involve a high degree of risk and should be purchased only by persons who can afford to lose the entire amount invested in the common stock. Before purchasing any of the shares of common stock, you should carefully consider the following factors relating to our business and prospects. If any of the following risks actually occurs, our business, financial condition or operating results could be materially adversely affected. In such case, you may lose all or part of your investment. You should carefully consider the risks described below and the other information in this process before investing in our common stock.

Risks Related to Our Business

OUR BUSINESS MODEL RELIES ON SELLING NINE SPONSORSHIP BLOCKS, WHICH WE MAY NOT BE ABLE TO DO.

In order to create the Welcome to Type 1 documentary, we plan on offering nine sponsorship blocks at $60,000 per block. It is possible that we will not be able to sell all nine of the proposed sponsorships, which will result in lower revenues. As of the date of this memorandum, the Company has sold two of the nine available blocks, one for CAD60,000 and one modified to fit a CAD15,000 price.

IT IS POSSIBLE THAT THE “WELCOME TO TYPE 1” DOCUMENTARY MAY NOT BE DEVELOPED.

Our business model is based around the Welcome to Type 1 documentary and other various products that stem from the video. Although it is the Company’s intention to obtain the sponsorships and ensure the production of this video, the video has not yet been created and there is a possibility that some future event may prevent the Welcome to Type 1 video from being finalized and our Company entering the market.

WE DO NOT HAVE AN EXISTING BUSINESS PLAN FOLLOWING THE RELEASE OF THE “WELCOME TO TYPE 1” DOCUMENTARY AND CONNECTED PRODUCTS BEYOND 2014.

Our current business is built around obtaining sponsorships and grants to create the Welcome to Type 1 website, which increases the amount of information available to individuals diagnosed with Type 1 Diabetes and their families. We educate our audience using videos, which are available for free on our website. These videos are released more or less as they are completed, with some adjustments made for special events or more adaptive times to gain attention (e.g. just before ‘World Diabetes Day’). Our company intends to eventually move into creating videos for other disease states and obtaining sponsors and grants for those new videos and websites.

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OUR BUSINESS MODEL IS BASED ON GENERATING REVENUE BY RAISING FUNDS FROM SPONSORS PRIOR TO THE CREATION OF THE FINAL PRODUCT.

Our business model is based on obtaining nine sponsorships for the Welcome to Type 1 documentary and related products. These funds are provided to the Company prior to the creation of the video or product. This business model may hinder our ability to generate a profit beyond that which is received from the nine sponsorships. We may have difficulty obtaining additional funds that we need during the creation of the Welcome to Type 1 documentary and the related products.

OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM HAS EXPRESSED SUBSTANTIAL DOUBT AS TO OUR ABILITY TO CONTINUE AS A GOING CONCERN.

The audited financial statements included in the registration statement have been prepared assuming that we will continue as a going concern and do not include any adjustments that might result if we cease to continue as a going concern. We have incurred significant losses since our inception. We have funded these losses primarily through the sale of securities.

Based on our financial history since inception, in their report of independent registered public accounting firm on the financial statements for the year ended from December 31, 2013, our independent registered public accounting firm has expressed substantial doubt as to our ability to continue as a going concern.

There can be no assurance that we will have adequate capital resources to fund planned operations or that any additional funds will be available to us when needed or at all, or, if available, will be available on favorable terms or in amounts required by us. If we are unable to obtain adequate capital resources to fund operations, we may be required to delay, scale back or eliminate some or all of our operations, which may have a material adverse effect on our business, results of operations and ability to operate as a going concern.

WE HAVE LIMITED OPERATING HISTORY AND FACE MANY OF THE RISKS AND DIFFICULTIES FREQUENTLY ENCOUNTERED BY DEVELOPMENT STAGE COMPANY.

We are a development stage company, and to date, our development efforts have been focused primarily on the development of our business model. We are in the process of developing and implementing our documentary and have limited operating history for investors to evaluate the potential of our business development. We have not built our customer base and our brand name. In addition, we also face many of the risks and difficulties inherent in gaining market share as a new company:

•	Develop effective business plan;
•	Meet customer standards;
•	Attain customer loyalty;
•	Develop and upgrade our services;

Our future will depend on our ability to bring our services to the market place, which requires careful planning of providing a product that meets customer standards without incurring unnecessary cost and expense.

WE MAY INCUR SIGNIFICANT COSTS TO BE A PUBLIC COMPANY TO ENSURE COMPLIANCE WITH U.S. CORPORATE GOVERNANCE AND ACCOUNTING REQUIREMENTS AND WE MAY NOT BE ABLE TO ABSORB SUCH COSTS.

We may incur significant costs associated with our public company reporting requirements, costs associated with newly applicable corporate governance requirements, including requirements under the Sarbanes-Oxley Act of 2002 and other rules implemented by the Securities and Exchange Commission. We expect these costs to be approximately $25,000 per year. We expect all of these applicable rules and regulations to significantly increase our legal and financial compliance costs and to make some activities more time consuming and costly. We also expect that these applicable rules and regulations may make it more difficult and more expensive for us to obtain director and officer liability insurance and we may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. As a result, it may be more difficult for us to attract and retain qualified individuals to serve on our board of directors or as executive officers. We are currently evaluating and monitoring developments with respect to these newly applicable rules, and we cannot predict or estimate the amount of additional costs we may incur or the timing of such costs. In addition, we may not be able to absorb these costs of being a public company which will negatively affect our business operations.

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WE ARE AN “EMERGING GROWTH COMPANY” UNDER THE RECENTLY ENACTED JOBS ACT AND WE CANNOT BE CERTAIN IF THE REDUCED DISCLOSURE REQUIREMENTS APPLICABLE TO EMERGING GROWTH COMPANIES WILL MAKE OUR COMMON STOCK LESS ATTRACTIVE TO INVESTORS.

We qualify as an “emerging growth company” under the recently enacted JOBS Act. As a result, we are permitted to, and intend to, rely on exemptions from certain disclosure requirements. For so long as we are an emerging growth company, among other things, we will not be required to:

•	have an auditor report on our internal controls over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act;

•	submit certain executive compensation matters to shareholder advisory votes, such as “say-on-pay” and “say-on-frequency”;

•	obtain shareholder approval of any golden parachute payments not previously approved; and

•

disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the Chief Executive’s compensation to median employee compensation.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of the benefits of this extended transition period. Our financial statements may therefore not be comparable to those of companies that comply with such new or revised accounting standards.

We will remain an “emerging growth company” for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our total annual gross revenues exceed $1 billion; (ii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Securities Exchange Act of 1934, which would occur if the market value of our ordinary shares that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three-year period.

Until such time, however, because the JOBS Act has only recently been enacted, we cannot predict whether investors will find our stock less attractive because of the more limited disclosure requirements that we may be entitled to follow and other exemptions on which we are relying while we are an “emerging growth company”. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

THE JOBS ACT ALLOWS US TO DELAY THE ADOPTION OF NEW OR REVISED ACCOUNTING STANDARDS THAT HAVE DIFFERENT EFFECTIVE DATES FOR PUBLIC AND PRIVATE COMPANIES.

Since, we have elected to use the extended transition period for complying with new or revised accounting standards under Section 102(b)(1) of the JOBS Act, this election allows us to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies. As a result of this election, our financial statements may not be comparable to companies that comply with public company effective dates.

OUR COMMON SHARES WILL NOT BE REGISTERED UNDER THE EXCHANGE ACT AND AS A RESULT WE WILL HAVE LIMITED REPORTING DUTIES WHICH COULD MAKE OUR COMMON STOCK LESS ATTRACTIVE TO INVESTORS.

Our common shares are not registered under the Exchange Act. As a result, we will not be subject to the federal proxy rules and our directors, executive officers and 10% beneficial holders will not be subject to Section 16 of the Exchange Act. In additional our reporting obligations under Section 15(d) of the Exchange Act may be suspended automatically if we have fewer than 300 shareholders of record on the first day of our fiscal year. Our common shares are not registered under the Securities Exchange Act of 1934, as amended, and we do not intend to register our common shares under the Exchange Act for the foreseeable future, provided that, we will register our common shares under the Exchange Act if we have, after the last day of our fiscal year, more than either (i) 2000 persons; or (ii) 500 shareholders of record who are not accredited investors, in accordance with Section 12(g) of the Exchange Act. As a result, although, upon the effectiveness of the registration statement of which this prospectus forms a part, we will be required to file annual, quarterly, and current reports pursuant to Section 15(d) of the Exchange Act, as long as our common shares are not registered under the Exchange Act, we will not be subject to Section 14 of the Exchange Act, which, among other things, prohibits companies that have securities registered under the Exchange Act from soliciting proxies or consents from shareholders without furnishing to shareholders and filing with the Securities and Exchange Commission a proxy statement and form of proxy complying with the proxy rules. In addition, so long as our common shares are not registered under the Exchange Act, our directors and executive officers and beneficial holders of 10% or more of our outstanding common shares will not be subject to Section 16 of the Exchange Act. Section 16(a) of the Exchange Act requires executive officers and directs, and persons who beneficially own more than 10% of a registered class of equity securities to file with the SEC initial statements of beneficial ownership, reports of changes in ownership and annual reports concerning their ownership of common shares and other equity securities, on Forms 3, 4 and 5, respectively. Such information about our directors, executive officers, and beneficial holders will only be available through this (and any subsequent) registration statement, and periodic reports we file thereunder. Furthermore, so long as our common shares are not registered under the Exchange Act, our obligation to file reports under Section 15(d) of the Exchange Act will be automatically suspended if, on the first day of any fiscal year (other than a fiscal year in which a registration statement under the Securities Act has gone effective), we have fewer than 300 shareholders of record. This suspension is automatic and does not require any filing with the SEC. In such an event, we may cease providing periodic reports and current or periodic information, including operational and financial information, may not be available with respect to our results of operations.

Unless we are required to register our securities under Section 12(g) of the Securities Exchange Act, we do not intend to voluntarily comply with the registration requirements of Section 12(g) of the Securities Exchange Act.

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BECAUSE OUR COMMON STOCK IS NOT REGISTERED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, OUR REPORTING OBLIGATIONS UNDER SECTION 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, MAY BE SUSPENDED AUTOMATICALLY IF WE HAVE FEWER THAN 300 SHAREHOLDERS OF RECORD ON THE FIRST DAY OF OUR FISCAL YEAR.

Our common stock is not registered under the Exchange Act, and we do not intend to register our common stock under the Exchange Act for the foreseeable future (provided that, we will register our common stock under the Exchange Act if we have, after the last day of our fiscal year, $10,000,000 in total assets and either more than 2,000 shareholders of record or 500 shareholders of record who are not accredited investors (as such term is defined by the Securities and Exchange Commission), in accordance with Section 12(g) of the Exchange Act). As long as our common stock is not registered under the Exchange Act, our obligation to file reports under Section 15(d) of the Exchange Act will be automatically suspended if, on the first day of any fiscal year (other than a fiscal year in which a registration statement under the Securities Act has gone effective), we have fewer than 300 shareholders of record. This suspension is automatic and does not require any filing with the SEC. In such an event, we may cease providing periodic reports and current or periodic information, including operational and financial information, may not be available with respect to our results of operations.

OUR FUTURE SUCCESS IS DEPENDENT, IN PART, ON THE PERFORMANCE AND CONTINUED SERVICE OF JOHNATHAN WHITE, OUR PRESIDENT.

We are presently dependent to a great extent upon the experience, abilities and continued services of Johnathan White, our President. We are fully dependent on Dr. White for all our operations and managing the process of completing our “Welcome to Type 1” documentary. If Dr. White is unable to continue as our President we may not be successful in completing the “Welcome to Type 1” documentary or successfully implementing our business plan.

REPORTING REQUIREMENTS UNDER THE EXCHANGE ACT AND COMPLIANCE WITH THE SARBANES-OXLEY ACT OF 2002, INCLUDING ESTABLISHING AND MAINTAINING ACCEPTABLE INTERNAL CONTROLS OVER FINANCIAL REPORTING, ARE COSTLY AND MAY INCREASE SUBSTANTIALLY.

The rules and regulations of the SEC require a public company to prepare and file periodic reports under the Exchange Act, which will require that the Company engage legal, accounting, auditing and other professional services. The engagement of such services is costly. Additionally, the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) requires, among other things, that we design, implement and maintain adequate internal controls and procedures over financial reporting. The costs of complying with the Sarbanes-Oxley Act and the limited technically qualified personnel we have may make it difficult for us to design, implement and maintain adequate internal controls over financial reporting. In the event that we fail to maintain an effective system of internal controls or discover material weaknesses in our internal controls, we may not be able to produce reliable financial reports or report fraud, which may harm our overall financial condition and result in loss of investor confidence and a decline in our share price.

As a public company, we will be subject to the reporting requirements of the Exchange Act, the Sarbanes-Oxley Act, the Dodd-Frank Act of 2010 and other applicable securities rules and regulations. Despite recent reforms made possible by the JOBS Act, compliance with these rules and regulations will nonetheless increase our legal and financial compliance costs, make some activities more difficult, time-consuming or costly and increase demand on our systems and resources, particularly after we are no longer an “emerging growth company.” The Exchange Act requires, among other things, that we file annual, quarterly, and current reports with respect to our business and operating results.

We are working with our legal, independent accounting and financial advisors to identify those areas in which changes should be made to our financial and management control systems to manage our growth and our obligations as a public company. These areas include corporate governance, corporate control, disclosure controls and procedures and financial reporting and accounting systems. We have made, and will continue to make, changes in these and other areas. However, we anticipate that the expenses that will be required in order to adequately prepare for being a public company could be material. We estimate that the aggregate cost of increased legal services; accounting and audit functions; personnel, such as a chief financial officer familiar with the obligations of public company reporting; consultants to design and implement internal controls; and financial printing will be $25,000 per year per year. In addition, if and when we retain independent directors and/or additional members of senior management, we may incur additional expenses related to director compensation and/or premiums for directors’ and officers’ liability insurance, the costs of which we cannot estimate at this time. We may also incur additional expenses associated with investor relations and similar functions, the cost of which we also cannot estimate at this time. However, these additional expenses individually, or in the aggregate, may also be material.

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In addition, being a public company could make it more difficult or more costly for us to obtain certain types of insurance, including directors’ and officers’ liability insurance, and we may be forced to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. The impact of these events could also make it more difficult for us to attract and retain qualified persons to serve on our board of directors, our board committees or as executive officers.

The increased costs associated with operating as a public company may decrease our net income or increase our net loss, and may cause us to reduce costs in other areas of our business or increase the prices of our products or services to offset the effect of such increased costs. Additionally, if these requirements divert our management’s attention from other business concerns, they could have a material adverse effect on our business, financial condition and results of operations.

IF WE ARE NOT ABLE TO IMPLEMENT THE REQUIREMENTS OF SECTION 404 OF THE SARBANES-OXLEY ACT IN A TIMELY MANNER OR WITH ADEQUATE COMPLIANCE, WE MAY BE SUBJECT TO SANCTIONS BY REGULATORY AUTHORITIES.

Section 404 of the Sarbanes-Oxley Act requires that we evaluate and determine the effectiveness of our internal controls over financial reporting and, beginning with our annual report for fiscal year 2013, provide a management report on the internal control over financial reporting. We are in the preliminary stages of seeking consultants to assist us with a review of our existing internal controls and the design and implementation of additional internal controls that we may determine are appropriate. If we have a material weakness in our internal control over financial reporting, we may not detect errors on a timely basis and our financial statements may be materially misstated. We will be evaluating our internal controls systems to allow management to report on, and eventually allow our independent auditors to attest to, our internal controls. We will be performing the system and process evaluation and testing (and any necessary remediation) required to comply with the management certification requirements of Section 404 of the Sarbanes-Oxley Act of 2002.

We cannot be certain as to the timing of completion of our evaluation, testing and remediation actions or the impact of the same on our operations. If we are not able to implement the requirements of Section 404 in a timely manner or with adequate compliance, we may be subject to sanctions or investigation by regulatory authorities, such as the SEC or a stock exchange on which our securities may be listed in the future. Any such action could adversely affect our financial results or investors’ confidence in us and could cause our stock price to fall. Moreover, if we are not able to comply with the requirements of Section 404 in a timely manner, or if we or our independent registered public accounting firm identifies deficiencies in our internal controls that are deemed to be material weaknesses, we could be subject to sanctions or investigations by the SEC, any stock exchange on which our securities may be listed in the future, or other regulatory authorities, which would entail expenditure of additional financial and management resources and could materially adversely affect our stock price. Inferior internal controls could also cause us to fail to meet our reporting obligations or cause investors to lose confidence in our reported financial information, which could have a negative effect on our stock price.

To date, we have not evaluated the effectiveness of our internal controls over financial reporting, or the effectiveness of our disclosure controls and procedures, and we will not be required to evaluate our internal controls over financial reporting or disclose the results of such evaluation until the filing of our second annual report. Any such deficiencies, weaknesses or lack of compliance could have a materially adverse effect on our ability to comply with the reporting requirements of the Securities Exchange Act of 1934 which is necessary to maintain our public company status. If we were to fail to fulfill those obligations, our ability to continue as a U.S. public company would be in jeopardy in which event an investor could lose his entire investment in our company.

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OUR STATUS AS AN “EMERGING GROWTH COMPANY” UNDER THE JOBS ACT MAY MAKE IT MORE DIFFICULT TO RAISE CAPITAL AS AND WHEN WE NEED IT.

Because of the exemptions from various reporting requirements provided to us as an “emerging growth company” and because we will have an extended transition period for complying with new or revised financial accounting standards, we may be less attractive to investors and it may be difficult for us to raise additional capital as and when we need it. Investors may be unable to compare our business with other companies in our industry if they believe that our financial accounting is not as transparent as other companies in our industry. If we are unable to raise additional capital as and when we need it, our financial condition and results of operations may be materially and adversely affected.

EVEN AFTER WE ARE NO LONGER AN “EMERGING GROWTH COMPANY”, WE MAY STILL HAVE EXEMPTIONS AVAILABLE AND REDUCED DISCLOSURE REQUIREMENTS AS A SMALLER REPORTING COMPANY WHICH COULD MAKE OUR COMMON STOCK LESS ATTRACTIVE TO INVESTORS.

After we are no longer an “emerging growth company”, we may still qualify as a smaller reporting company which would allow us to take advantage of certain exemptions and reduced disclosure requirements. For instance, as a smaller reporting company we would not be required to obtain an auditor attestation with respect to management’s conclusion about the effectiveness of internal controls over financial reporting. This reduced disclosure could make our common stock less attractive to investors.

Risk Related to our Common Stock

THERE IS NO PUBLIC TRADING MARKET FOR OUR COMMON STOCK AND YOU MAY NOT BE ABLE TO RESELL YOUR COMMON STOCK.

There is no established public trading market for our securities. Although we intend to be quoted on the OTC Markets in the United States, our shares are not and have not been quoted on any exchange or quotation system. We cannot assure you that a market maker will agree to file the necessary documents with the FINRA, nor can there be any assurance that such an application for quotation will be approved or that a regular trading market will develop or that if developed, will be sustained. In the absence of a trading market, an investor may be unable to liquidate its investment, which will result in the loss of your investment.

FUTURE ISSUANCE OF OUR COMMON STOCK COULD DILUTE THE INTERESTS OF EXISTING STOCKHOLDERS.

We may issue additional shares of our common stock in the future. The issuance of a substantial amount of common stock could have the effect of substantially diluting the interests of our stockholders. In addition, the sale of a substantial amount of common stock in the public market, either in the initial issuance or in a subsequent resale by the target company in an acquisition which received such common stock as consideration or by investors who acquired such common stock in a private placement could have an adverse effect on the market price of our common stock.

WE HAVE NO PLANS TO PAY DIVIDENDS.

To date, we have paid no cash dividends on our common shares. For the foreseeable future, earnings generated from our operations will be retained for use in our business and not to pay dividends.

LACK OF EXPERIENCE AS OFFICERS OF PUBLICLY-TRADED COMPANIES OF OUR MANAGEMENT TEAM MAY HINDER OUR ABILITY TO COMPLY WITH SARBANES-OXLEY ACT.

It may be time consuming, difficult and costly for us to develop and implement the internal controls and reporting procedures required by the Sarbanes-Oxley Act. We may need to hire additional financial reporting, internal controls and other finance staff or consultants in order to develop and implement appropriate internal controls and reporting procedures. If we are unable to comply with the Sarbanes-Oxley Act’s internal controls requirements, we may not be able to obtain the independent auditor certifications that Sarbanes-Oxley Act requires publicly-traded companies to obtain.

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OUR OFFICERS AND DIRECTORS LACK EXPERIENCE IN PUBLIC COMPANY ACCOUNTING AND PREPARATION OF FINANCIAL STATEMENTS. IF WE FAIL TO MAINTAIN AN EFFECTIVE SYSTEM OF INTERNAL CONTROLS, WE MAY NOT BE ABLE TO ACCURATELY REPORT OUR FINANCIAL RESULTS. AS A RESULT, CURRENT AND POTENTIAL STOCKHOLDERS COULD LOSE CONFIDENCE IN OUR FINANCIAL REPORTING WHICH, IN TURN, COULD HARM OUR BUSINESS AND THE TRADING PRICE OF OUR COMMON STOCK.

We are subject to reporting obligations under the United States securities laws. The Securities and Exchange Commission, or the SEC, as required by Section 404 of the Sarbanes-Oxley Act of 2002, adopted rules requiring every public company to include a management report on such company’s internal controls over financial reporting in its annual report, which contains management’s assessment of the effectiveness of the company’s internal controls over financial reporting. Our reporting obligations as a public company will place a significant strain on our management, operational and financial resources and systems for the foreseeable future. If we fail to timely achieve and maintain the adequacy of our internal controls, we may not be able to conclude that we have effective internal controls over financial reporting at a reasonable assurance level. Moreover, effective internal controls over financial reporting are necessary for us to produce reliable financial reports and are important to help prevent fraud. As a result, our failure to achieve and maintain effective internal controls over financial reporting could result in the loss of investor confidence in the reliability of our financial statements, which in turn could harm our business and negatively impact the trading price of our common stock. Furthermore, we anticipate that we will incur considerable costs and use significant management time and other resources in an effort to comply with Section 404 and other requirements of the Sarbanes-Oxley Act. As of the date of this prospectus we do not have an estimate of the costs to the company of compliance with the Act.

BECAUSE WE ARE SUBJECT TO ADDITIONAL REGULATORY COMPLIANCE MATTERS AS A RESULT OF BECOMING A PUBLIC COMPANY, WHICH COMPLIANCE INCLUDES SECTION 404 OF THE SARBANES-OXLEY ACT OF 2002, AND OUR MANAGEMENT HAS LIMITED EXPERIENCE MANAGING A PUBLIC COMPANY, THE FAILURE TO COMPLY WITH THESE REGULATORY MATTERS COULD HARM OUR BUSINESS.

Our management and outside professionals will need to devote a substantial amount of time to new compliance initiatives and to meeting the obligations that are associated with being a public company and we may not successfully or efficiently manage this transition. Jonathan White, our President, has no experience running a public company. For now, he will rely heavily on legal counsel and accounting professionals to help with our future SEC reporting requirements. This will likely divert needed capital resources away from the objectives of implementing our business plan. These expenses could be more costly that we are able to bear and could result in us not being able to successfully implement our business plan.

We expect rules and regulations such as the Sarbanes-Oxley Act of 2002 will increase our legal and finance compliance costs and make some activities more time-consuming than in the past. We may need to hire a number of additional employees with public accounting and disclosure experience in order to meet our ongoing obligations as a public company. Furthermore, after any applicable transition period for new public companies, Section 404 of the Sarbanes-Oxley Act of 2002 requires that our management report on, and our independent auditors to attest to, the effectiveness of our internal control structure and procedures for financial reporting in our annual reports on Form 10-K. Section 404 compliance efforts may divert internal resources and will take a significant amount of time and effort to complete. We may not be able to successfully complete the procedures and certification and attestation requirements of Section 404 by the time we will be required to do so. If we fail to do so, or if in the future our chief executive officer, chief financial officer or independent registered public accounting firm determines that our internal controls over financial reporting are not effective, we could be subject to sanctions or investigations by the SEC or other regulatory authorities. Furthermore, investor perceptions of our company may suffer, and this could cause a decline in the market price of our stock. Furthermore, whether or not we comply with Section 404, any failure of our internal controls could have a material adverse effect on our stated results of operations and harm our reputation. If we are unable to implement necessary procedures or changes effectively or efficiently, it could harm our operations, financial reporting or financial results and could result in an adverse opinion on internal controls from our independent auditors.

IF THE SEC DOES NOT DECLARE A REGISTRATION STATEMENT EFFECTIVE, YOU MAY NOT BE ABLE TO SELL SHARES IN THE AMOUNTS OR AT THE TIMES YOU MIGHT OTHERWISE WISH TO.

Although the Company believes that it and its advisors will be able to take all steps necessary to permit the SEC to declare its registration statement effective, it is possible that the SEC may, by application of policies or procedures that vary from past policies and procedures, delay the effectiveness of the registration statement or make it impractical for the Company to respond to the SEC in a manner that permits it to declare the registration statement effective. If the registration statement is not declared effective, you will need to rely on exemptions from the registration requirements of the Securities Act, such as Rule 144. Such exemptions typically limit the amount of shares that can be sold, require that shares be sold in certain types of transactions, require certain holding periods and limit the number of times that shares can be sold.

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IN THE EVENT A MARKET DEVELOPS FOR OUR COMMON STOCK, THE MARKET PRICE OF OUR COMMON STOCK MAY BE VOLATILE.

In the event a market develops for our common stock, the market price of our Common Stock may be highly volatile, as is the stock market in general, and the market for OTC Markets quoted stocks in particular. Some of the factors that may materially affect the market price of our Common Stock are beyond our control, such as changes in financial estimates by industry and securities analysts, conditions or trends in the industry in which we operate or sales of our Common Stock. These factors may materially adversely affect the market price of our Common Stock, regardless of our performance. In addition, the public stock markets have experienced extreme price and trading volume volatility. This volatility has significantly affected the market prices of securities of many companies for reasons frequently unrelated to the operating performance of the specific companies. These broad market fluctuations may adversely affect the market price of our Common Stock.

AS OF THE DATE OF THE SALE OF THE SHARES OF COMMON STOCK, SHARES OF OUR CAPITAL STOCK WILL NOT BE PUBLICLY TRADED ANYWHERE IN THE WORLD, AND THERE IS A LACK OF LIQUIDITY FOR OUR COMMON SHARES.

Our shares are not publicly traded or listed for trading on any trading exchange and consequently there is a lack of liquidity for our shares. Investors may have to bear the economic risk of an investment in the Company for an indefinite period of time. The offer and sale of the Common Stock issuable upon conversion or exercise thereof, respectively, will not be registered under the Securities Act or any state securities laws. Each purchaser of the shares of Common Stock will be required to represent that it is purchasing such stock for its own account for investment purposes and not with a view to resale or distribution. No transfer of the shares of Common Stock issuable upon conversion thereof may be made unless such transfer is registered under the Securities Act and applicable state securities laws, or an exemption therefrom is available, which will be noted on a restrictive legend placed on share certificate. In connection with any such transfer, we may require the transferor to provide us with an opinion of legal counsel stating that the transfer complies with such securities laws and to pay any costs we incur in connection with such transfer as a precondition to the effectiveness of the transfer. There is no public trading market for the shares of Common Stock issuable upon the conversion thereof and such trading market may never exist.

THE OFFERING PRICE OF THE COMMON STOCK WAS DETERMINED BASED ON THE PRICE OF OUR PRIVATE OFFERING, AND THEREFORE SHOULD NOT BE USED AS AN INDICATOR OF THE FUTURE MARKET PRICE OF THE SECURITIES. THEREFORE, THE OFFERING PRICE BEARS NO RELATIONSHIP TO OUR ACTUAL VALUE, AND MAY MAKE OUR SHARES DIFFICULT TO SELL.

Since our shares are not listed or quoted on any exchange or quotation system, the offering price of $0.05 per share for the shares of common stock was determined based on the price of our private offering. The facts considered in determining the offering price were our financial condition and prospects, our limited operating history and the general condition of the securities market. The offering price bears no relationship to the book value, assets or earnings of our company or any other recognized criteria of value. The offering price should not be regarded as an indicator of the future market price of the securities.

YOU WILL EXPERIENCE DILUTION OF YOUR OWNERSHIP INTEREST BECAUSE OF THE FUTURE ISSUANCE OF ADDITIONAL SHARES OF OUR COMMON STOCK AND OUR PREFERRED STOCK.

In the future, we may issue our authorized but previously unissued equity securities, resulting in the dilution of the ownership interests of our present stockholders. We are currently authorized to issue an aggregate of 100,000,000 shares of capital stock consisting of 95,000,000 shares of common stock, par value $0.000001 per share, and 95,000,000 shares of preferred stock, par value $0.000001 per share.

We may also issue additional shares of our common stock or other securities that are convertible into or exercisable for common stock in connection with hiring or retaining employees or consultants, future acquisitions, future sales of our securities for capital raising purposes, or for other business purposes. The future issuance of any such additional shares of our common stock or other securities may create downward pressure on the trading price of our common stock. There can be no assurance that we will not be required to issue additional shares, warrants or other convertible securities in the future in conjunction with hiring or retaining employees or consultants, future acquisitions, future sales of our securities for capital raising purposes or for other business purposes, including at a price (or exercise prices) below the price at which shares of our common stock will be quoted on the OTC Markets.

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OUR COMMON STOCK IS CONSIDERED A PENNY STOCK, WHICH MAY BE SUBJECT TO RESTRICTIONS ON MARKETABILITY, SO YOU MAY NOT BE ABLE TO SELL YOUR SHARES.

If our common stock becomes tradable in the secondary market, we will be subject to the penny stock rules adopted by the Securities and Exchange Commission that require brokers to provide extensive disclosure to their customers prior to executing trades in penny stocks. These disclosure requirements may cause a reduction in the trading activity of our common stock, which in all likelihood would make it difficult for our shareholders to sell their securities.

Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system). Penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer’s account. The broker-dealer must also make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These requirements may have the effect of reducing the level of trading activity, if any, in the secondary market for a security that becomes subject to the penny stock rules. The additional burdens imposed upon broker-dealers by such requirements may discourage broker-dealers from effecting transactions in our securities, which could severely limit the market price and liquidity of our securities. These requirements may restrict the ability of broker-dealers to sell our common stock and may affect your ability to resell our common stock.

USE OF PROCEEDS

We will not receive any proceeds from the sale of common stock by the selling security holders. All of the net proceeds from the sale of our common stock will go to the selling security holders as described below in the sections entitled “Selling Security Holders” and “Plan of Distribution”. We have agreed to bear the expenses relating to the registration of the common stock for the selling security holders.

DETERMINATION OF OFFERING PRICE

Since our common stock is not listed or quoted on any exchange or quotation system, the offering price of the shares of common stock was determined by the price of the common stock that was sold to our security holders pursuant to an exemption under Section 4(2) of the Securities Act of 1933 and Rule 506 of Regulation D promulgated under the Securities Act of 1933.

The offering price of the shares of our common stock does not necessarily bear any relationship to our book value, assets, past operating results, financial condition or any other established criteria of value. The facts considered in determining the offering price were our financial condition and prospects, our limited operating history and the general condition of the securities market.

Although our common stock is not listed on a public exchange, we will be filing to obtain a quotation on the OTC Markets concurrently with the filing of this prospectus. In order to be quoted on the OTC Markets, a market maker must file an application on our behalf in order to make a market for our common stock. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, which operates the OTC Markets, nor can there be any assurance that such an application for quotation will be approved.

In addition, there is no assurance that our common stock will trade at market prices in excess of the initial offering price as prices for the common stock in any public market which may develop will be determined in the marketplace and may be influenced by many factors, including the depth and liquidity.

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DILUTION

The common stock to be sold by the selling shareholders as provided in the “Selling Security Holders” section is common stock that is currently issued. Accordingly, there will be no dilution to our existing shareholders.

SELLING SECURITY HOLDERS

The common shares being offered for resale by the 32 selling stockholders consist of 700,000 shares of common stock previously issued to such shareholders.

The following table sets forth the names of the selling security holders, the number of shares of common stock beneficially owned by each of the selling stockholders as of January 10, 2014 and the number of shares of common stock being offered by the selling stockholders. The shares being offered hereby are being registered to permit public secondary trading, and the selling stockholders may offer all or part of the shares for resale from time to time. However, the selling stockholders are under no obligation to sell all or any portion of such shares nor are the selling stockholders obligated to sell any shares immediately upon effectiveness of this prospectus. All information with respect to share ownership has been furnished by the selling stockholders.

Name	Shares Beneficially Owned Prior to Offering	Shares to be Offered	Amount Beneficially Owned After Offering	Percent Beneficially Owned After Offering(1
Jennifer Hupfer	10,000	10,000	0	0.00%
Stephen Dye	20,000	20,000	0	0.00%
Mark Davidson	20,000	20,000	0	0.00%
William Keefer	10,000	10,000	0	0.00%
Paul Parrish	70,000	70,000	0	0.00%
Dale East	20,000	20,000	0	0.00%
William Patterson	10,000	10,000	0	0.00%
Rosalyn Miller	80,000	80,000	0	0.00%
Paul Saba	10,000	10,000	0	0.00%
Oliver Dumire	10,000	10,000	0	0.00%
LaToya Hambrick	10,000	10,000	0	0.00%
Laura Stafford	10,000	10,000	0	0.00%
Stephen Brubaker	10,000	10,000	0	0.00%
David Jarvis	10,000	10,000	0	0.00%
Nicholas Dent	20,000	20,000	0	0.00%
Randy Bryant	10,000	10,000	0	0.00%
Ryan Leonardo	10,000	10,000	0	0.00%
Jeanne Ballard	10,000	10,000	0	0.00%
Brent Walters	20,000	20,000	0	0.00%
Bernard Harkleroad	20,000	20,000	0	0.00%
Ronald Clark	20,000	20,000	0	0.00%
Dexter Davidson	20,000	20,000	0	0.00%
John Hamm	10,000	10,000	0	0.00%
Patrick Engel	10,000	10,000	0	0.00%
Kimberly Tackett	10,000	10,000	0	0.00%
Greg Elliott	10,000	10,000	0	0.00%
Dawn McGahen	80,000	80,000	0	0.00%
James Parrish	40,000	40,000	0	0.00%
Richard Blake Tasker III	10,000	10,000	0	0.00%
Chelsea Stickelman	10,000	10,000	0	0.00%
Heather Minny	10,000	10,000	0	0.00%
Renee Hood	80,000	80,000	0	0.00%
TOTAL	700,000	700,000	0	0.00% %

(1)	Based on 5,700,000 shares outstanding as of the date of this Registration Statement.

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There are no agreements between the company and any selling shareholder pursuant to which the shares subject to this registration statement were issued.

None of the selling shareholders or their beneficial owners:

-	has had a material relationship with us other than as a shareholder at any time within the past three years; or
-	has ever been one of our officers or directors or an officer or director of our predecessors or affiliates
-	are broker-dealers or affiliated with broker-dealers.

Plan of Distribution

The selling security holders may sell some or all of their shares at a fixed price of $0.05 per share until our shares are quoted on the OTC Markets and thereafter at prevailing market prices or privately negotiated prices. Prior to being quoted on the OTC Markets, shareholders may sell their shares in private transactions to other individuals. Although our common stock is not listed on a public exchange, we will be filing to obtain a quotation on the OTC Markets concurrently with the filing of this prospectus. In order to be quoted on the OTC Markets, a market maker must file an application on our behalf in order to make a market for our common stock. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, which operates the OTC Markets, nor can there be any assurance that such an application for quotation will be approved. However, sales by selling security holder must be made at the fixed price of $0.05 until a market develops for the stock.

Once a market has developed for our common stock, the shares may be sold or distributed from time to time by the selling stockholders, who may be deemed to be underwriters, directly to one or more purchasers or through brokers or dealers who act solely as agents, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices or at fixed prices, which may be changed. The distribution of the shares may be effected in one or more of the following methods:

●	ordinary brokers transactions, which may include long or short sales,
●	transactions involving cross or block trades on any securities or market where our common stock is trading, market where our common stock is trading,
●	through direct sales to purchasers or sales effected through agents,
●	through transactions in options, swaps or other derivatives (whether exchange listed of otherwise), or exchange listed or otherwise), or
●	any combination of the foregoing.

In addition, the selling stockholders may enter into hedging transactions with broker-dealers who may engage in short sales, if short sales were permitted, of shares in the course of hedging the positions they assume with the selling stockholders. The selling stockholders may also enter into option or other transactions with broker-dealers that require the delivery by such broker-dealers of the shares, which shares may be resold thereafter pursuant to this prospectus. None of the selling security holders are broker-dealers or affiliates of broker dealers.

We will advise the selling security holders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the selling security holders and their affiliates. In addition, we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the selling security holders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling security holders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

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Brokers, dealers, or agents participating in the distribution of the shares may receive compensation in the form of discounts, concessions or commissions from the selling stockholders and/or the purchasers of shares for whom such broker-dealers may act as agent or to whom they may sell as principal, or both (which compensation as to a particular broker-dealer may be in excess of customary commissions). Neither the selling stockholders nor we can presently estimate the amount of such compensation. We know of no existing arrangements between the selling stockholders and any other stockholder, broker, dealer or agent relating to the sale or distribution of the shares. We will not receive any proceeds from the sale of the shares of the selling security holders pursuant to this prospectus. We have agreed to bear the expenses of the registration of the shares, including legal and accounting fees, and such expenses are estimated to be approximately $25,000.

Notwithstanding anything set forth herein, no FINRA member will charge commissions that exceed 8% of the total proceeds of the offering.

DESCRIPTION OF SECURITIES

Authorized Capital Stock

Our authorized capital stock consists of 95,000,000 shares of common stock at a par value of $0.000001 per share and 5,000,000 shares of preferred stock at a par value of $0.000001 per share.

Common Stock

As of December 12, 2014, 5,700,000 shares of our common stock were issued and outstanding.

Preferred Stock

Our certificate of incorporation provides that we are authorized to issue up to 5,000,000 shares of preferred stock with a par value of $0.000001 per share. Our Board of Directors has the authority, without further action by the stockholders, to issue from time to time the preferred stock in one or more series for such consideration and with such relative rights, privileges, preferences and restrictions that the board may determine. The preferences, powers, rights and restrictions of different series of preferred stock may differ with respect to dividend rates, amounts payable on liquidation, voting rights, conversion rights, redemption provisions, sinking fund provisions and purchase funds and other matters. The issuance of preferred stock could adversely affect the voting power or other rights of the holders of common stock.

As of December 12, 2014, no shares of preferred stock were issued and outstanding.

Dividends

We have not paid any cash dividends to our shareholders. The declaration of any future cash dividends is at the discretion of our board of directors and depends upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

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Warrants

There are no outstanding warrants to purchase our securities.

Options

There are no outstanding options to purchase our securities.

Transfer Agent and Registrar

The transfer agent for our common stock is Action Stock Transfer Corporation at 2469 E. Fort Union Blvd, Suite 214, Salt Lake City, UT 84121 and its telephone number is (801) 274-1088.

Interests of Named Experts and Counsel

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

Szaferman, Lakind, Blumstein & Blader, PC located at 101 Grovers Mill Road, Second Floor, Lawrenceville, NJ 08648, will pass on the validity of the common stock being offered pursuant to this registration statement. Additionally, as part of its compensation, Szaferman, Lakind, Blumstein & Blader, PC and its associates received an aggregate of 160,000 shares of common stock that are being registered in this Registration Statement.

The financial statements included in this prospectus and the registration statement have been audited by Li and Company, PC, an independent registered public accounting firm, to the extent and for the periods set forth in their report appearing elsewhere herein and in the registration statement, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

Information about the Registrant

DESCRIPTION OF BUSINESS

Business Overview

Type 1 Media, Inc. was incorporated in the State of Delaware on January 12, 2012. Type 1 was formed primarily to inform people new to type 1 diabetes about living well with the condition as well as products and services that will help them thrive.

Type 1 Media began its business by creating short custom videos for pharmaceutical companies and medical devices companies who sell medications and products that people with type 1 diabetes need, as well as videos for charities concerned with type 1 diabetes. These projects, completed in 2012, helped build the Company’s reputation so that the Company could seek sponsorship for a larger project, titled Welcome to Type 1, which is detailed in the “Business Strategy: section.

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Our Corporate History and Background

Type 1 Media, Inc. was incorporated in the State of Delaware on January 12, 2012 and is a successor to Make Good Media, a development stage company organized as a sole-proprietorship on October 28, 2009 under the laws of Canada for the purpose of providing individuals newly diagnosed with Type 1 Diabetes, the information necessary to manage the disease.

We are a development stage company, and to date, our development efforts have been focused primarily on the development and marketing of our business model. In addition, to date we have limited operating history for investors to evaluate the potential of our business development. As such, we have not built our customer base or our brand name. In addition, our sources of cash are not adequate for the next 12 months of operations. If we are unable to raise additional cash, we will either have to suspend or cease our expansion plans entirely.

Material Agreements

Animas Canada Sponsorship Agreement

On April 15, 2012 the Company sold one of the nine available sponsorship blocks at CAD60,000 expiring December 31, 2014 to Animas Canada, a Canadian company owned by Johnson & Johnson (the “Animas Canada Agreement”). The Company accounted for the sale of the content sponsorship block ratably over the period in which the related sponsorship content is available on the Company’s website. For the year ended December 31, 2012 the Company recognized content sponsorship revenue of CAD16,362 under this sponsorship agreement. For the year ended December 31, 2013 and 2012 the Company recognized content sponsorship revenue of CAD21,816 and CAD16,362 under this sponsorship agreement, respectively.

Medtronic Canada Sponsorship Agreement

On May 9, 2013 the Company reached an agreement (the “Medtronic Canada Agreement”) with, and sold one modified sponsorship blocks at CAD15,000 expiring December 31, 2013, Medtronic Canada, a Canadian company owned by Johnson & Johnson. The Company accounted for the sale of the content sponsorship block ratably over the period in which the related sponsorship content is available on the Company’s website. For the year ended December 31, 2013 the Company recognized content sponsorship revenue of CAD15,000 under this sponsorship agreement.

Dads Against Diabetes

The Company entered into an agreement with Dads Against Diabetes (“D.A.D.”) pursuant to which the Company agreed to create a promotional video for D.A.D for a fee of $8,000.

Type 1 Diabetes TrialNet

The Company entered into an agreement with Type 1 Diabetes TrialNet (“TrialNet”) pursuant to which the Company agreed to create a promotional video for TrialNet for a fee of $14,000.

Lilly Grant

The Company has been awarded a grant by Lilly USA, LLC in the amount of $75,000. The funds may be used only for the stated purpose of the grant and may not be used for the purpose of promoting any of the Company or its affiliates’ products, including entertainment, capital and operating expenses, gifts, compensation, or personal travel. As of the date of this Report, the full amount has been collected pursuant to the Lilly Grant.

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Our Industry

Providing information pertinent to a disease state online is a new and growing industry. Large organizations such as WebMD and WikiHealth perform this function in a one-size-fits all manner, but there is a market for services that are both more vivid and more specialized to specific disease states. In the type 1 diabetes media, there are a few companies that offer resources to patients. The company dLife has a website and a television show but is primarily focused on the larger type 2 diabetes market, which is a very different disease from type 1 diabetes. The company Close Concerns provides constant updates on technology and treatments for people with type 1 and type 2 diabetes, but the information is more advanced and clinical than what Type 1 Media will provide. The blog and company DiabetesMine covers new developments and individual stories concerning type 1 and type 2 diabetes, but is also not tailored to people new to type 1 diabetes. That sharp focus—on providing the information that people new to the disease state need—is the key element that differentiates Type 1 Media and the Welcome to Type 1 project from others in the industry. Moreover, Welcome to Type 1 will refer people looking for different kinds of information to these services, just as these services will, and already do to some extent, refer people looking for information when newly diagnosed with type 1 diabetes, to Welcome to Type 1.

Our Business Strategy

When a person is newly diagnosed with type 1 diabetes, they and their family seek to understand what it is they are facing. Many people come away from diagnosis convinced that type 1 diabetes will necessarily reduce health and quality of life. This perspective leads to reduced proactivity and information-seeking in self-management. This perspective becomes a self-fulfilling prophecy because proactivity and information-seeking are the key to living well with type 1. However, we know that type 1 diabetes does not necessarily reduce health and quality of life because many people live healthy, happy lives with type 1. These people are proactive in their self-care and seek out information when needed.

Individuals with type 1 diabetes make decisions regarding various aspects of their treatment, including products and medication, in the initial weeks following a diagnosis of type 1 diabetes. We are seeking sponsorship from companies that create medications and products and want to reach individuals and families new to type 1 diabetes within this time frame. The products and services offered to individuals with type 1 diabetes are similar across different brands and there are barriers to changing brands, including learning to use and operate new products, so it is important of companies to create brand loyalty and recognition early following the initial diagnosis. We generate revenue by providing a media channel through which insulin companies, blood glucose meter companies, insulin pump companies, and pharmacies can target and reach individuals newly diagnosed with type 1 diabetes. We generate revenue via the Welcome to Type 1 project by selling third-party advertising on our website and by obtaining grants for the website from the same companies, as sometimes companies prefer recognition for their grant contributions over sponsorship. The advertising or grant recognition takes the form of logo placement and informational videos about the products in question. These products are insulin pumps, insulins, blood glucose meters, dextrose tabs, continuous glucose monitors, and other products or services that are useful for individuals new to type 1 diabetes. We create the informational videos in collaboration with our sponsors and grantees. These sponsors and grantees, which could also be considered “advertisers”, purchase advertising in the form of grants or sponsorship blocks.

Welcome to Type 1 exists to increase the number of people living healthy, happy lives with type 1 by:

•	Providing people with type 1 diabetes with a proactive perspective about self-care that will lead them to seek to understand and manage their condition

•	Providing people with type 1 diabetes with the information they need to self-manage and thrive with the condition.

•	Increasing the number of people who use existing informational, support, and research organizations concerned with improving the lives of people with type 1 diabetes.

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It is within a short time period immediately following diagnosis that people new to type 1 diabetes seek to understand what the condition is. Welcome to Type 1 will make itself known to newly diagnosed people and families in this time window via:

•

A website - WelcomeToType1.com (or w2t1.com) - that features basic informational resources for managing type 1 diabetes in the form of short videos. Based on the user’s location and interests, the website also provides listings and descriptions of resources and organizations available to them.

•	New media and social media resources building on the video content, the website, and relevant to living well with type 1 in general.

Welcome to Type 1’s business model is based on receiving funding from sponsors who want to inform people new to type 1 diabetes about living well with the condition as well as products and services that will help them thrive.

A large percentage of people living with type 1 diabetes could better control their blood sugars and thus live longer, healthier lives. Good blood sugar control requires a proactive mindset (motivation) and knowledge about self-care (information), as well as adequate medical coverage or resources. Even where resources are marginal or inadequate, motivation and information can help people with type 1 diabetes use what is available most effectively.

In the western world, when a person is diagnosed with type 1 diabetes they (and often their parents) spend a short period of time in the hospital learning how to manage their new permanent and life-threatening condition. This experience can be depressing, overwhelming, and not terribly useful from an educational standpoint because of shock and information overload. Yet the life of the person new to type 1 depends on that education, and they can not easily call up the doctor if they’ve missed something.

Furthermore, the messages that the newly diagnosed person or family receives about the disease can be crippling. Hospital staff spend necessarily spend the most time with patients having the most trouble with the disease and are therefore seldom optimistic toward the person new to type 1. Friends and family members will claim to empathize because their great-aunt lost a leg to diabetes (often type 2 diabetes—and this was when medical knowledge and resources were far less effective). Messages about diabetes in the media, often created by diabetes charities, will emphasize that it is an absolutely devastating and epidemic disease in order to motivate donations to their cause.

The psychological effect of these messages on a person or family trying to understand type 1 diabetes is that they come away hopeless. While some eventually find another perspective, this disastrous first impression is often permanent. This feeling of hopelessness—that there is nothing you can do—takes away the motivation to be proactive in self-care and information-seeking concerning type 1 diabetes.

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What is needed is a way to bring the attitudes, knowledge, and strategies of people who are thriving with type-1 vividly into the lives of newly diagnosed type-1 diabetics and, for children, their parents. People starting their lives with type 1 need to learn immediately that if proactivity, information-seeking, and diligence replace the despair, confusion, and depression they feel, they can have long, healthy, happy lives. They must also have accessible and comprehensive educational materials so that their will to learn is never frustrated by a lack of information.

A number of technological and environmental factors make now the right time for this resource to be launched. Most importantly, the motivational and educational material can be created and distributed broadly, effectively, and efficiently via video, the web, and social media.

Present technological and environmental factors also create a moral imperative and need that pulls this idea forward. Millions can benefit from a new ‘first impression’ of type 1 diabetes that will stay with them for a lifetime, but until very recently it was impossible to spread this new ‘first impression’ effectively. Personal first impressions, such as the despair and confusion that come with diagnosis, outweighed any positive first impressions that might come via a pamphlet. Even with modern technology we cannot avoid the shock of diagnosis, however the pervasiveness of video, the internet, and mobile devices allows us to ensure that people new to type 1 have a more positive perspective as an option.

In the current media landscape, if comprehensive videos about living with type 1 are done well and convey important messages they can spread like wildfire and can be translated into many languages quite cheaply. Welcome to Type 1 will translate its documentary and main web content into eight languages. At the International Diabetes Conference in December 2011 (Dubai) ‘Young Leaders’ delegates from nations where medical resources are inadequate emphasized that quality educational media concerning living with type 1 was immensely valuable because their medical staff are often not trained with up-to-date knowledge. Despite limited access to training and health education, they do have access to the Internet and social media. What they need is a comprehensive informational resource.

All over the world, people new to type 1 also need to learn about the medications, resources, and medical devices that will keep them alive and help them thrive with the condition. Welcome to Type 1 uses the need for information about these tools at diagnosis as part of the business model. The Welcome to Type 1 documentary, website, and new media will make this information available in collaboration with sponsors. Because this information is vital to the person new to type 1, sponsors will have a chance to introduce their products at the very moment that people need to learn about them. Potential sponsors should also recognize that humans are creatures of habit. Once a person begins using a particular blood-glucose meter, insulin pump, insulin, or other resource, they seldom change brands over the course of their lifetime with type 1, choosing instead to continue using the product they know. This choice persists over a lifetime of supplies, upgrades, and replacements. The decision of which product they will ‘know’ is made when they are first being introduced to type 1 diabetes, and it is this crucial moment that Welcome to Type 1 is able to offer to sponsors who help fund this much-needed resource.

The standard negotiation-opening sponsor block for Welcome to Type 1 costs $60,000 and consists of:

•

Collaboratively created informational videos on the website about the sponsor’s product (e.g. ‘What is an insulin pump?’, ‘What is blood glucose testing?’, ‘What is continuous blood glucose monitoring?’, ‘What is insulin?)

•	1/100th of the Welcome to Type 1 homepage for a logo and web-link

•	Recognition in conferences and public speaking engagements concerning Welcome to Type 1

Sponsors may purchase as many blocks as they choose. Priority of a sponsor’s video and web space order is assigned according to the number or size of sponsorship block(s) purchased, then by date purchased. Other than those listed above, Sponsors will not receive any other direct benefits than recognition in our content and information about their products and services being conveyed to people and families newly diagnosed with type 1 diabetes. Sponsors will not receive any direct or indirect income from Type 1 Media or benefit from any revenue generated by our operations. It would not make any kind of sense to take money from sponsors then give some of it back to them.

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Our sponsorship model is based on the fact that companies who create medicines and products for people and families new to type 1 diabetes want to reach these people and inform them about their products in the first few weeks after diagnosis. It is during the first few weeks that individuals newly diagnosed with type 1 diabetes make the decisions regarding treatment including what insulin they will use, what blood glucose meter they will use, what insulin pump they will use, and what pharmacy they will use. In many cases these products and services are quite similar across the different brands, so the companies fight for brand loyalty and recognition. This choice is very important to the insulin companies, blood glucose meter companies, insulin pump companies, and pharmacy companies, because once a person or family starts with one brand, they seldom switch because products and services are very similar, and because there are barriers to switching. These barriers include learning to use a new type of insulin, or blood glucose meter, or insulin pump, or pharmacy system; changing over one’s prescriptions and methods of obtaining the needed supplies; and changing over one’s routine in self-management. Simply put, barring major innovations, there is seldom enough reason to switch once you get used to one particular insulin, blood glucose meter, insulin pump, or pharmacy.

The primary reason to try to sell a sponsor block a number of separate companies was that these companies routinely try to infiltrate endocrinology clinics (diabetes medical centers) on their own with information about their products, and the clinics have become resistant to anything that comes in with one company’s logo on it. However, we surmised that if we had nine company logos on our website the clinics would see our project as an industry collaboration, lending it credibility and decreasing the concern that one particular company was trying to manipulate their patients.

We chose to fund our project through the use of sponsors rather than through debt or equity because debt would involve incurring undesirably bank debt and the equity would involve selling parts of our Company, which we did not feel was in the Company’s best interest. We considered both all three alternatives, specifically equity, but in the end decided that our business plan was strong enough and our obtaining sponsorships was likely enough that there was no sense in further complicating the management of our Company.

Sponsorship and our Mandate

The mandate of Welcome to Type 1 is to provide the best possible resource for people new to type 1 diabetes. We are thrilled to work with sponsors who understand the difference this resource can make in the lives of children and adults who are learning to manually replace the function of one of their vital organs. We also understand that sponsors expect to gain recognition and favor through their investment in Welcome to Type 1, and we believe that the best way to achieve this end is by following our mandate in order to maximize exposure.

Many questions potential sponsors may have, such as whether we will mention other brands or products, can be answered with the following rule: Welcome to Type 1 will always do what is best for the end consumer, while keeping the sponsor’s interests in mind. For instance, concerning insulin pumps, blood glucose meters, CGMs, or insulin types, we will tell our audience that there are different options available on all fronts and we may even point out broad differences between brands (e.g. long-acting insulin vs. short-acting; patch pumps vs. traditional pumps). If we did not, we would not be serving the best interests of people new to type 1. However, when it comes to demonstrating what a device is, how it works, and featuring it in the narrative, we will always use our sponsor’s product. In a case where two sponsors with equal sponsor blocks may be in direct competition, their products will receive equal attention. All information provided about products and brands will be informational rather than comparative, provocative, or designed to evoke an emotional response.

As of the date of this Prospectus, we have sold two of the nine available sponsorship blocks, one for the expected CAD60,000 and one modified block for CAD15,000. We have also obtained a grant for $75,000 and completed a number of short custom videos for which our standard price is $14,000. We hope to sell additional sponsor blocks to insulin companies (such as Lilly, Novo Nordisk, Sanofi), blood glucose meter companies (such as Bayer, Abbott, Roche, LifeScan), insulin pump companies (such as OmniPod, Asante, Tandem), or pharmacies (such as CVS, Walmart, Walgreens). Jonathan White has attended a number of 2013 and 2014 conferences including the American Diabetes Association Scientific Sessions, the Children with Diabetes Friends for Life Conference, and the Insulindependence Diabetes and Sport Conference in order to reach out to potential sponsors.

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Several insulin companies have expressed interest in purchasing sponsorship blocks larger than $60,000, including blocks ranging from $150,000 to $350,000. This has caused our management team to begin drafting tentative sponsor contracts for those amounts. The basic structure of the sponsor block will remain the same, including the company’s product’s presence in the media content and logo on the site, however we will simply give them much more presence.

Legal Concerns

Sponsors have a right to be certain that they are not putting their name on anything that could be damaging to their brand or to the end user. Media created by Welcome to Type 1 is reviewed by accredited medical and psychological professionals prior to publication, however Welcome to Type 1 also uses new media to encourage reactions and content created by its audience. To ensure that this user-generated content is not misinterpreted as being certified by Welcome to Type 1, it’s sponsors, or medical professionals, this content will ‘live’ on sites commonly understood to be public such as a YouTube channel, twitter feed, and facebook page. Furthermore, these sites will permanently feature a notification that their content is user-generated rather than provided by Welcome to Type 1 or its sponsors. Finally, content on these sites will be regularly reviewed by the Welcome to Type 1 team and anything that has any potential to be damaging to the end user, sponsors, or Welcome to Type 1 will be removed.

Staying Local and Up-To-Date

Sponsors may have products that are available in certain locations but not others, or may release new products during their sponsorship term. In some cases there are federal restrictions against promoting products that are not available in that country at that time, or that are currently under review by legislative bodies. Welcome to Type 1 will work with sponsors to create informational content relevant to products that are available in various locations, and in circumstances where sponsors have several products for which content must be created, sponsors may elect to cover the production costs (at cost) for the Welcome to Type 1 team to customize information for different locations. Websites can presently determine from which country an ordinary internet-user is browsing and Welcome to Type 1 will use this service to provide the right information to the right country. Flags in the upper right-hand corner of the site will also allow internet-users to browse according to a country of their choosing, in cases where a person stumbles onto the wrong area’s website or is browsing while traveling.

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Non-Sponsor Partnerships

In order to serve its mandate, Welcome to Type 1 also partners with non-sponsoring organizations who can help produce content, distribute DVDs and raise awareness of the resource, and benefit from the services Welcome to Type 1 offers. Among others, the Welcome to Type 1 has some level of partnership with the International Diabetes Federation, TrialNet, some hospitals and diabetes clinics, Insulindependence, ConnectedinMotion, the Behavioral Diabetes Institute, Rewarding Diabetes, dLife, tudiabetes, the T1D Exchange, and glu.

Our Strengths

Our strength is our business concept—that people new to type 1 need certain informational resources and that pharmaceutical and medical devices companies will sponsor those resources. Another related strength is our expertise in delivering those resources. Our founder, Dr. White, lives with type 1 diabetes and is a media psychologist who specializes in changing the way people think via media. Dr. White works with and contracts a network of individuals who are also living with or close to someone with type 1 diabetes and have needed skill sets for the business’s projects (e.g. graphic design, video production, medical expertise). Dr. White built this network over five years of work in the type 1 diabetes space, speaking at conferences, research sessions, and creating documentaries.

Products

•	Online videos for companies and organizations concerned with type 1 diabetes

•	www.welcometotype1.com

Competition

A number of notable media resources already exist for the type 1 community. These include websites such as dlife.com, childrenwithdiabetes.com, peoplewithdiabetes.ca; social media resources such as tudiabetes.org or myglu.org; and blogs or twitter feeds such as those of Amy Tenderich, Kelly Close, or Kerry Sparling. Additionally, organizations such as Insulindependence (USA), Reality Check (Australia), and Connected In Motion (Canada) offer online and real-world events and resources for people with type 1.

Having been involved in diabetes events and conferences for a decade, the Welcome to Type 1 team has been fortunate enough to become friends with many of the excellent people behind these excellent organizations, and the Welcome to Type 1 team has done work with most of them. The reason that there is a need for Welcome to Type 1, despite the existence of these other organizations, is that Welcome to Type 1 is chasing a different demographic.

It is incorrect to imply that the audiences of the organizations listed above are the same or homogenous, but generally speaking they are made up of people who live with some type of diabetes and who are involved and invested in the diabetes community. Specifically, that audience primarily consists of people who already understand the importance of proactivity and information-seeking. In contrast, Welcome to Type 1 is a resource designed for people brand new to type 1 who are still creating their first impression of the condition. Welcome to Type 1 aims to grow the number of people who migrate into the proactive, information-seeking audience of these other organizations. As such, Welcome to Type 1 will serve these other organizations by bringing them a larger audience and serve people new to type 1 by making the resources provided by these other organizations available to them. Because of this mandate, Welcome to Type 1 is already working with a number of these organizations in creating media content and helping run events. This type of cross-promotion and support allows Welcome to Type 1 and its ‘friends’ to do better work by working together in a scenario where everybody wins.

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Customers

Those who will use the Welcome to Type 1 site are people and families newly diagnosed with type 1 diabetes, and those who have lived with the condition for some time but want to refresh their knowledge and attitudes toward it. The clients who pay the bills, however, are the sponsors who want that audience to choose their products and services.

Intellectual Property

Welcome to Type 1 is trademarked and protected to the extent that it is possible to do so for so generic a phrase. The company has also protected and purchased other websites and spellings that may be related to current or future products (e.g. Welcome2Type1.com, W2T1.com, WelcomeToInsulin.com)

Government Regulation

Type 1 Media operates under the same set of laws as companies such as WebMD and Wikipedia, wherein it is prudent to specify frequently that using the website and videos is no substitute for seeing a doctor and that a doctor should be consulted before making changes to one’s health regimen. Welcome to Type 1 has, accordingly, created a fitting Terms and Conditions of Use statement on the home page and a similar appropriate Privacy Policy, though Welcome to Type 1 does not presently collect any information from its audience apart from using Google Analytics to determine from where people are visiting the site and how they move through the content. Moreover, at the behest of some of its sponsors, Welcome to Type 1 will make it clear to website users when they are leaving the Welcome to Type 1 site in order to visit external sites, so that no medical information presented on external sites can be associated with Welcome to Type 1.

Plan of Operation

Over the next 12 months the Welcome to Type 1 project will focus on (1) completing a reasonably comprehensive video library on the website that will serve as a resource for people new to type 1 diabetes, and (2) driving traffic to the website. Concerning Part 1, we estimate that we will add three hours of content to the already existing six hours on the website. At present we have the Diabetes Chalk Talks and a few other videos, which cover much of the basic technical information needed by people new to the condition. In the next 6 months we will focus on producing content role-modeling psychological approaches to the condition and supportive family behaviors. We have already filmed this content, but our process of editing that content into usable videos will be quite lengthy as we are working primarily from raw, unscripted interviews and must assemble these into something meaningful for our audience. We expect to finish most of our editing within the first 6 months, then shift our attention to Part 2, driving traffic to the website.

Part 2 of our plan of operations will involve some updates and edits to the current website, using search engine optimization and online advertising, driving traffic via our sponsors and via organizations with goals similar to ours, attempting to have our site linked from WebMD, attempting to have our site linked from Wikipedia, visiting diabetes educators to teach them about the resource, and visiting endocrinology clinics to teach them about the resource. The Company hopes to achieve the last two objectives with the assistance of the American Diabetes Association and the American Association of Diabetes Educators, both of whom have expressed interest in having us provide education to their members. We will make early efforts to set up trips to educate health-care providers in various locations, then we will fill the time in between with more flexible tasks such as search-engine optimization and website updates.

As a small company we are fortunate to be nimble in our actions and budgeting. Concerning the latter, if we don’t attain our sponsorship targets we can downsize production accordingly so that we will still achieve the same ends, but only to the extent our budget will allow.

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Employees

As of the date hereof, Type 1 Media, Inc. has 3 employees working for us in various capacities

DESCRIPTION OF PROPERTY

Our principal executive office is located at 3430 Connecticut Ave NW PO Box 11383 Washington DC 20008, and our telephone number is 902-483-8511.

LEGAL PROCEEDINGS

From time to time, we may become involved in various lawsuits and legal proceedings, which arise, in the ordinary course of business. However, litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm our business. We are currently not aware of any such legal proceedings or claims that we believe will have a material adverse effect on our business, financial condition or operating results.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

There is presently no public market for our shares of common stock. We anticipate applying for quoting of our common stock on the OTC Markets upon the effectiveness of the registration statement of which this prospectus forms apart. However, we can provide no assurance that our shares of common stock will be quoted on the OTC Markets or, if quoted, that a public market will materialize.

Holders of Capital Stock

As of the date of this registration statement, we had 33 holders of our common stock.

Rule 144 Shares

As of the date of this registration statement, we do not have any shares of our common stock that are currently available for sale to the public in accordance with the volume and trading limitations of Rule 144.

Stock Option Grants

We do not have a stock option plan in place and have not granted any stock options at this time.

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Type 1 Media, Inc.

 (A Development Stage Company)

December 31, 2013 and 2012

Index to the Consolidated Financial Statements

Contents	Page(s)

Report of Independent Registered Public Accounting Firm	F-2

Consolidated Balance Sheets at December 31, 2013 and 2012	F-3

Consolidated Statements of Operations and Comprehensive Income (Loss) for the Year Ended December 31, 2013 and 2012, and for the Period from October 28, 2009 (Inception) through December 31, 2013	F-4

Consolidated Statement of Stockholder’s Deficit for the Period from October 28, 2009 (Inception) through December 31, 2013	F-5

Consolidated Statement of Cash Flows for the Year Ended December 31, 2013 and 2012, and for the Period from October 28, 2009 (Inception) through December 31, 2013	F-6

Notes to the Consolidated Financial Statements	F-7

F-1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholder of

Type 1 Media, Inc.

(A Development Stage Company)

Wilmington, Delaware

We have audited the accompanying consolidated balance sheets of Type 1 Media, Inc., a development stage company, (the “Company”) as of December 31, 2013 and 2012, and the related consolidated statements of operations and comprehensive income (loss), stockholder's deficit and cash flows for the years then ended and for the period from October 28, 2009 (inception) through December 31, 2013. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purposes of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining on a test basis, evidence supporting the amount and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of the Company as of December 31, 2013 and 2012, and the related consolidated statements of operations and comprehensive income (loss), stockholder’s deficit and cash flows for the years then ended and for the period from October 28, 2009 (inception) through December 31, 2013 in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the consolidated financial statements, the Company had a deficit accumulated during the development stage at December 31, 2013 and a net loss and net cash used in operating activities for the year then ended. These factors raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regards to these matters are also described in Note 3. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/Li and Company, PC

Li and Company, PC

Skillman, New Jersey

May 15, 2014

F-2

Type 1 Media, Inc.

Consolidated Balance Sheets

	December 31, 2013	December 31, 2012

ASSETS

CURRENT ASSETS
Cash	$114,429	$10,302
Accounts receivable	-	37,000

Total current assets	114,429	47,302

COMPUTER EQUIPMENT
Computer equipment	2,833	558
Accumulated depreciation	(538)	(93)

Computer equipment, net	2,295	465

TOTAL ASSETS	$116,724	$47,767

LIABILITIES AND STOCKHOLDERS' DEFICIT

CURRENT LIABILITIES
Accrued expenses	$89,753	$73,736
Advances from stockholder	20,088	37,660
Current portion of deferred revenue	45,402	21,816

Total Current Liabilities	155,243	133,212

LONG-TERM LIABILITIES
Deferred revenue, net of current portion	-	21,822

Total Long-Term Liabilities	-	21,822

TOTAL LIABILITIES	155,243	155,034

STOCKHOLDERS' DEFICIT

Preferred stock par value $0.000001: 5,000,000 shares authorized; none issued or outstanding	-	-
Common stock par value $0.000001: 95,000,000 shares authorized; 5,700,000 and 5,000,000 shares issued and outstanding, respectively	6	5
Additional paid-In capital	(1,778)	(36,777)
Accumulated deficit	(43,645)	(68,860)
Accumulated other comprehensive income (loss)
Foreign currency translation gain (loss)	6,898	(1,635)

Total Stockholders' Deficit	(38,519)	(107,267)

TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT	$116,724	$47,767

See accompanying notes to the consolidated financial statements

F-3

Type 1 Media, Inc.

 Consolidated Statements of Operations and Comprehensive Income (Loss)

	For the Year	For the Year
	Ended	Ended
	December 31, 2013	December 31, 2012

Revenue	$98,093	$30,368

Cost of Revenue	18,424	26,495

Gross Margin	79,669	3,873

Operating Expenses:

Professional fees	9,278	10,000
Salary and compensation - officer	17,476	35,171
Travel expenses	21,019	19,075
General and administrative expenses	7,056	8,487

Total Operating Expenses	54,829	72,733

Income (Loss) from Operations	24,840	(68,860)

Other (income) expense

Foreign currency transaction (gain) loss	(375)	-

Other (income) expense, net	(375)	-

Income (Loss) before income tax provision	25,215	(68,860)

Income tax provision	-	-

Net Income (Loss)	25,215	(68,860)

Other Comprehensive Income (Loss):
Foreign currency translation gain (loss)	8,533	(494)

Comprehensive Income (Loss)	$33,748	$(69,354)

Net Income (Loss) Per Common Share - basic and diluted	$0.00	$(0.01)

Weighted Average Common Shares Outstanding:
- basic and diluted	5,387,642	5,000,000

See accompanying notes to the consolidated financial statements

F-4

Type 1 Media, Inc.

Consolidated Statement of Stockholders' Deficit
For the Year Ended December 31, 2013 and 2012

	Common stock par value $0.000001		Additional Paid-in	Accumulated	Accumulated Other Comprehensive income (loss) Foreign Currency Translation gain	Total Stockholder's
	Shares	Amount	Capital	Deficit	(loss)	Deficit

Balance, December 31, 2011	5,000,000	$5	$(5)	$(37,913)	$1,141	$(36,772)

Reclassification of sole-proprietorship undistributed earnings (loss) and comprehensive income (loss) at January 12, 2012 as additional paid-in capital			(36,772)	37,913	(1,141)	-

Comprehensive income (loss)
Net loss				(68,860)		(68,860)
Foreign currency translation gain (loss)					(1,635)	(1,635)
Total comprehensive loss						(70,495)

Balance, December 31, 2012	5,000,000	5	(36,777)	(68,860)	(1,635)	(107,267)

Common stock issued for cash at $0.05 per share between May 21, 2013 and June 30, 2013	700,000	1	34,999			35,000

Comprehensive income (loss)
Net income				25,215		25,215
Foreign currency translation gain (loss)					8,533	8,533
Total comprehensive loss						33,748

Balance, December 31, 2013	5,700,000	$6	$(1,778)	$(43,645)	$6,898	$(38,519)

See accompanying notes to the consolidated financial statements

F-5

Type 1 Media, Inc.

Consolidated Statements of Cash Flows

	For the Year	For the Year
	Ended	Ended
	December 31, 2013	December 31, 2012
CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)	$25,215	$(68,860)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities
Depreciation expense	451	93
Changes in operating assets and liabilities:
Accounts receivable	28,048	(37,000)
Accrued expenses	21,036	36,964
Deferred revenue	4,604	43,638

Net cash provided by (used) in operating activities	79,354	(25,165)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of computer equipment	(2,311)	(558)

Net cash used in investing activities	(2,311)	(558)

CASH FLOWS FROM FINANCING ACTIVITIES
Advances from (repayments to) stockholder	(15,919)	37,660
Proceeds from sale of common stock	35,000	-

Net cash provided by financing activities	19,081	37,660

EFFECT OF FOREIGN EXCHANGE RATE CHANGE ON CASH	8,003	(1,635)

NET CHANGE IN CASH	104,127	10,302

CASH BALANCE AT BEGINNING OF REPORTING PERIOD	10,302	-

CASH BALANCE AT END OF REPORTING PERIOD	$114,429	$10,302

SUPPLEMENTAL DISCLOSURE OF CASH FLOWS INFORMATION:
Interest paid	$-	$-

Income tax paid	$-	$-

See accompanying notes to the consolidated financial statements

F-6

Type 1 Media, Inc.

December 31, 2013 and 2012

Notes to the Consolidated Financial Statements

Note 1 - Organization and Operations

Make Good Media

Make Good Media, a development stage company, (“Predecessor”), was organized as a Sole-Proprietorship on October 28, 2009 under the laws of Canada. The Company plans to make people, newly diagnosed with Type 1 Diabetes, aware of the information in self-management with the disease.

The Company exists to increase the number of people living healthy, happy lives with Type 1 Diabetes by:

•	Providing people with type 1 diabetes with a proactive perspective about self-care that will lead them to seek to understand and manage their condition

•	Providing people with type 1 diabetes with the information they need to self-manage and thrive with the condition.

•	Increasing the number of people who use existing informational, support, and research organizations concerned with improving the lives of people with type 1 diabetes.

Type 1 Media, Inc.

Type 1 Media, Inc. (the “Company”) was incorporated on January 12, 2012 under the laws of the State of Delaware for the sole purpose of acquiring all of the outstanding rights of Make Good Media. Upon formation, the Company issued an aggregate of 5,000,000 shares of the newly formed corporation’s common stock to the President of the Predecessor for all of the outstanding rights. No value was given to the stock issued by the newly formed corporation. Therefore, the shares were recorded to reflect the $0.000001 par value and paid in capital was recorded as a negative amount ($5). The acquisition process utilizes the capital structure of the Company and the assets and liabilities of Make Good Media, which are recorded at historical cost.

The Company applied paragraph 505-10-S99-3 of the FASB Accounting Standards Codification (formerly Topic 4B of the Staff Accounting Bulletins (“SAB”) (“SAB Topic 4B”) issued by the United States Securities and Exchange Commission (the “SEC”), by reclassifying the Sole-Proprietorship’s deficit accumulated during the development stage of ($37,913) and other comprehensive income of $1,141 at January 12, 2012 to additional paid-in capital.

The accompanying consolidated financial statements have been prepared as if the Company had its corporate capital structure as of the first date of the first period presented.

Note 2 - Significant and Critical Accounting Policies and Practices

The Management of the Company is responsible for the selection and use of appropriate accounting policies and the appropriateness of accounting policies and their application. Critical accounting policies and practices are those that are both most important to the portrayal of the Company’s financial condition and results and require management’s most difficult, subjective, or complex judgments, often as a result of the need to make estimates about the effects of matters that are inherently uncertain. The Company’s significant and critical accounting policies and practices are disclosed below as required by generally accepted accounting principles.

Basis of Presentation

The accompanying consolidated financial statements and related notes have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”).

F-7

Reclassification

Certain amounts in the prior period financial statements have bee

n reclassif

ied to conform to the current period presentation.These reclassifications had no effect on reported losses.

Use of Estimates and Assumptions and Critical Accounting Estimates and Assumptions

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date(s) of the financial statements and the reported amounts of revenues and expenses during the reporting period(s).

Critical accounting estimates are estimates for which (a) the nature of the estimate is material due to the levels of subjectivity and judgment necessary to account for highly uncertain matters or the susceptibility of such matters to change and (b) the impact of the estimate on financial condition or operating performance is material. The Company’s critical accounting estimates and assumptions affecting the financial statements were:

(i)

Assumption as a going concern: Management assumes that the Company will continue as a going concern, which contemplates continuity of operations, realization of assets, and liquidation of liabilities in the normal course of business;

(ii)

Allowance for doubtful accounts: Management’s estimate of the allowance for doubtful accounts is based on historical sales, historical loss levels, and an analysis of the collectability of individual accounts and general economic conditions that may affect a client’s ability to pay. The Company evaluated the key factors and assumptions used to develop the allowance in determining that it is reasonable in relation to the financial statements taken as a whole;

(iii)

Fair value of long-lived assets: Fair value is generally determined using the asset’s expected future discounted cash flows or market value, if readily determinable. If long-lived assets are determined to be recoverable, but the newly determined remaining estimated useful lives are shorter than originally estimated, the net book values of the long-lived assets are depreciated over the newly determined remaining estimated useful lives. The Company considers the following to be some examples of important indicators that may trigger an impairment review: (i) significant under-performance or losses of assets relative to expected historical or projected future operating results; (ii) significant changes in the manner or use of assets or in the Company’s overall strategy with respect to the manner or use of the acquired assets or changes in the Company’s overall business strategy; (iii) significant negative industry or economic trends; (iv) increased competitive pressures; (v) a significant decline in the Company’s stock price for a sustained period of time; and (vi) regulatory changes. The Company evaluates acquired assets for potential impairment indicators at least annually and more frequently upon the occurrence of such events;

(iv)

Valuation allowance for deferred tax assets: Management assumes that the realization of the Company’s net deferred tax assets resulting from its net operating loss (“NOL”) carry–forwards for Federal income tax purposes that may be offset against future taxable income was not considered more likely than not and accordingly, the potential tax benefits of the net loss carry-forwards are offset by a full valuation allowance. Management made this assumption based on (a) the Company has incurred recurring losses, (b) general economic conditions, and (c) its ability to raise additional funds to support its daily operations by way of a public or private offering, among other factors.

These significant accounting estimates or assumptions bear the risk of change due to the fact that there are uncertainties attached to these estimates or assumptions, and certain estimates or assumptions are difficult to measure or value.

Management bases its estimates on historical experience and on various assumptions that are believed to be reasonable in relation to the financial statements taken as a whole under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources.

Management regularly evaluates the key factors and assumptions used to develop the estimates utilizing currently available information, changes in facts and circumstances, historical experience and reasonable assumptions. After such evaluations, if deemed appropriate, those estimates are adjusted accordingly.

Actual results could differ from those estimates.

F-8

Principles of Consolidation

The Company applies the guidance of Topic 810 “Consolidation” of the FASB Accounting Standards Codification ("ASC") to determine whether and how to consolidate another entity. Pursuant to ASC Paragraph 810-10-15-10 all majority-owned subsidiaries—all entities in which a parent has a controlling financial interest—shall be consolidated except (1) when control does not rest with the parent, the majority owner; (2) if the parent is a broker-dealer within the scope of Topic 940 and control is likely to be temporary; (3) consolidation by an investment company within the scope of Topic 946 of a non-investment-company investee. Pursuant to ASC Paragraph 810-10-15-8 the usual condition for a controlling financial interest is ownership of a majority voting interest, and, therefore, as a general rule ownership by one reporting entity, directly or indirectly, of more than 50 percent of the outstanding voting shares of another entity is a condition pointing toward consolidation. The power to control may also exist with a lesser percentage of ownership, for example, by contract, lease, agreement with other stockholders, or by court decree. The Company consolidates all less-than-majority-owned subsidiaries, if any, in which the parent’s power to control exists.

The Company's consolidated subsidiaries and/or entities are as follows:

Name of consolidated subsidiary or entity	State or other jurisdiction of incorporation or organization	Date of incorporation or formation (date of acquisition, if applicable)	Attributable interest
Make Good Media	Canada	October 28, 2009	100%

The consolidated financial statements include all accounts of the Company and Make Good Media as of reporting period dates and for the reporting periods then ended.

All inter-company balances and transactions have been eliminated.

Fair Value of Financial Instruments

The Company follows paragraph 825-10-50-10 of the FASB Accounting Standards Codification for disclosures about fair value of its financial instruments and paragraph 820-10-35-37 of the FASB Accounting Standards Codification (“Paragraph 820-10-35-37”) to measure the fair value of its financial instruments. Paragraph 820-10-35-37 establishes a framework for measuring fair value in generally accepted accounting principles (U.S. GAAP), and expands disclosures about fair value measurements. To increase consistency and comparability in fair value measurements and related disclosures, Paragraph 820-10-35-37 establishes a fair value hierarchy which prioritizes the inputs to valuation techniques used to measure fair value into three (3) broad levels. The fair value hierarchy gives the highest priority to quoted prices (unadjusted) in active markets for identical assets or liabilities and the lowest priority to unobservable inputs. The three (3) levels of fair value hierarchy defined by Paragraph 820-10-35-37 are described below:

Level 1	Quoted market prices available in active markets for identical assets or liabilities as of the reporting date.

Level 2	Pricing inputs other than quoted prices in active markets included in Level 1, which are either directly or indirectly observable as of the reporting date.

Level 3	Pricing inputs that are generally observable inputs and not corroborated by market data.

Financial assets are considered Level 3 when their fair values are determined using pricing models, discounted cash flow methodologies or similar techniques and at least one significant model assumption or input is unobservable.

The fair value hierarchy gives the highest priority to quoted prices (unadjusted) in active markets for identical assets or liabilities and the lowest priority to unobservable inputs. If the inputs used to measure the financial assets and liabilities fall within more than one level described above, the categorization is based on the lowest level input that is significant to the fair value measurement of the instrument.

The carrying amounts of the Company’s financial assets and liabilities, such as cash, accounts receivable, and accrued expenses, approximate their fair values because of the short maturity of these instruments.

F-9

Transactions involving related parties cannot be presumed to be carried out on an arm's-length basis, as the requisite conditions of competitive, free-market dealings may not exist. Representations about transactions with related parties, if made, shall not imply that the related party transactions were consummated on terms equivalent to those that prevail in arm's-length transactions unless such representations can be substantiated.

Carrying Value, Recoverability and Impairment of Long-Lived Assets

The Company has adopted paragraph 360-10-35-17 of the FASB Accounting Standards Codification for its long-lived assets. The Company’s long-lived assets, which include computer equipment, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable.

The Company assesses the recoverability of its long-lived assets by comparing the projected undiscounted net cash flows associated with the related long-lived asset or group of long-lived assets over their remaining estimated useful lives against their respective carrying amounts. Impairment, if any, is based on the excess of the carrying amount over the fair value of those assets. Fair value is generally determined using the asset’s expected future discounted cash flows or market value, if readily determinable. If long-lived assets are determined to be recoverable, but the newly determined remaining estimated useful lives are shorter than originally estimated, the net book values of the long-lived assets are depreciated over the newly determined remaining estimated useful lives.

The Company considers the following to be some examples of important indicators that may trigger an impairment review: (i) significant under-performance or losses of assets relative to expected historical or projected future operating results; (ii) significant changes in the manner or use of assets or in the Company’s overall strategy with respect to the manner or use of the acquired assets or changes in the Company’s overall business strategy; (iii) significant negative industry or economic trends; (iv) increased competitive pressures; (v) a significant decline in the Company’s stock price for a sustained period of time; and (vi) regulatory changes. The Company evaluates acquired assets for potential impairment indicators at least annually and more frequently upon the occurrence of such events.

The impairment charges, if any, is included in operating expenses in the accompanying statements of operations.

Cash Equivalents

The Company considers all highly liquid investments with maturities of three months or less at the time of purchase to be cash equivalents.

Accounts Receivable and Allowance for Doubtful Accounts

Accounts receivable are recorded at the invoiced amount, net of an allowance for doubtful accounts. The Company follows paragraph 310-10-50-9 of the FASB Accounting Standards Codification to estimate the allowance for doubtful accounts. The Company performs on-going credit evaluations of its customers and adjusts credit limits based upon payment history and the customer’s current credit worthiness, as determined by the review of their current credit information; and determines the allowance for doubtful accounts based on historical write-off experience, customer specific facts and economic conditions.

Pursuant to paragraph 310-10-50-2 of the FASB Accounting Standards Codification account balances are charged off against the allowance after all means of collection have been exhausted and the potential for recovery is considered remote. The Company has adopted paragraph 310-10-50-6 of the FASB Accounting Standards Codification and determine when receivables are past due or delinquent based on how recently payments have been received.

Outstanding account balances are reviewed individually for collectability. The allowance for doubtful accounts is the Company’s best estimate of the amount of probable credit losses in the Company’s existing accounts receivable.

There was no allowance for doubtful accounts at December 31, 2013 or December 31, 2012, or bad debt expense for the reporting period ended December 31, 2013 or 2012.

F-10

The Company does not have any off-balance-sheet credit exposure to its customers at December 31, 2013 or December 31, 2012.

Computer Equipment

Computer equipment is recorded at cost. Expenditures for major additions and betterments are capitalized. Maintenance and repairs are charged to operations as incurred. Depreciation is computed by the straight-line method (after taking into account their respective estimated residual values) over the asset’s estimated useful lives of five (5) years. Upon sale or retirement, the related cost and accumulated depreciation are removed from the accounts and any gain or loss is reflected in the statements of operations.

Related Parties

The Company follows subtopic 850-10 of the FASB Accounting Standards Codification for the identification of related parties and disclosure of related party transactions.

Pursuant to Section 850-10-20 the related parties include a. affiliates of the Company; b. entities for which investments in their equity securities would be required, absent the election of the fair value option under the Fair Value Option Subsection of Section 825–10–15, to be accounted for by the equity method by the investing entity; c. trusts for the benefit of employees, such as pension and profit-sharing trusts that are managed by or under the trusteeship of management; d.  principal owners of the Company; e. management of the Company; f. other parties with which the Company may deal if one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests; and g. other parties that can significantly influence the management or operating policies of the transacting parties or that have an ownership interest in one of the transacting parties and can significantly influence the other to an extent that one or more of the transacting parties might be prevented from fully pursuing its own separate interests.

The financial statements shall include disclosures of material related party transactions, other than compensation arrangements, expense allowances, and other similar items in the ordinary course of business. However, disclosure of transactions that are eliminated in the preparation of consolidated or combined financial statements is not required in those statements. The disclosures shall include: a. the nature of the relationship(s) involved ; b. adescription of the transactions, including transactions to which no amounts or nominal amounts were ascribed, for each of the periods for which income statements are presented, and such other information deemed necessary to an understanding of the effects of the transactions on the financial statements; c. the dollar amounts of transactions for each of the periods for which income statements are presented and the effects of any change in the method of establishing the terms from that used in the preceding period; and d. amounts due from or to related parties as of the date of each balance sheet presented and, if not otherwise apparent, the terms and manner of settlement.

Commitment and Contingencies

The Company follows subtopic 450-20 of the FASB Accounting Standards Codification to report accounting for contingencies. Certain conditions may exist as of the date the consolidated financial statements are issued, which may result in a loss to the Company but which will only be resolved when one or more future events occur or fail to occur. The Company assesses such contingent liabilities, and such assessment inherently involves an exercise of judgment. In assessing loss contingencies related to legal proceedings that are pending against the Company or unasserted claims that may result in such proceedings, the Company evaluates the perceived merits of any legal proceedings or unasserted claims as well as the perceived merits of the amount of relief sought or expected to be sought therein.

If the assessment of a contingency indicates that it is probable that a material loss has been incurred and the amount of the liability can be estimated, then the estimated liability would be accrued in the Company’s consolidated financial statements. If the assessment indicates that a potential material loss contingency is not probable but is reasonably possible, or is probable but cannot be estimated, then the nature of the contingent liability, and an estimate of the range of possible losses, if determinable and material, would be disclosed.

Loss contingencies considered remote are generally not disclosed unless they involve guarantees, in which case the guarantees would be disclosed. Management does not believe, based upon information available at this time, that these matters will have a material adverse effect on the Company’s consolidated financial position, results of operations or cash flows. However, there is no assurance that such matters will not materially and adversely affect the Company’s business, financial position, and results of operations or cash flows.

F-11

Foreign Currency Transactions

The Company applies the guidelines as set out in Section 830-20-35 of the FASB Accounting Standards Codification (“Section 830-20-35”) for foreign currency transactions. Pursuant to Section 830-20-35 of the FASB Accounting Standards Codification, foreign currency transactions are transactions denominated in currencies other than U.S. Dollar, the Company’s reporting currency or Canadian Dollar, the Company’s operating functional currency. Foreign currency transactions may produce receivables or payables that are fixed in terms of the amount of foreign currency that will be received or paid. A change in exchange rates between the functional currency and the currency in which a transaction is denominated increases or decreases the expected amount of functional currency cash flows upon settlement of the transaction. That increase or decrease in expected functional currency cash flows is a foreign currency transaction gain or loss that generally shall be included in determining net income for the period in which the exchange rate changes. Likewise, a transaction gain or loss (measured from the transaction date or the most recent intervening balance sheet date, whichever is later) realized upon settlement of a foreign currency transaction generally shall be included in determining net income for the period in which the transaction is settled. The exceptions to this requirement for inclusion in net income of transaction gains and losses pertain to certain intercompany transactions and to transactions that are designated as, and effective as, economic hedges of net investments and foreign currency commitments. Pursuant to Section 830-20-25 of the FASB Accounting Standards Codification, the following shall apply to all foreign currency transactions of an enterprise and its investees: (a) at the date the transaction is recognized, each asset, liability, revenue, expense, gain, or loss arising from the transaction shall be measured and recorded in the functional currency of the recording entity by use of the exchange rate in effect at that date as defined in section 830-10-20 of the FASB Accounting Standards Codification; and (b) at each balance sheet date, recorded balances that are denominated in currencies other than the functional currency or reporting currency of the recording entity shall be adjusted to reflect the current exchange rate.

Revenue Recognition

The Company follows paragraph 605-10-S99-1 of the FASB Accounting Standards Codification for revenue recognition. The Company recognizes revenue when it is realized or realizable and earned. The Company considers revenue realized or realizable and earned when all of the following criteria are met: (i) persuasive evidence of an arrangement exists, (ii) the product has been shipped or the services have been rendered to the customer, (iii) the sales price is fixed or determinable, and (iv) collectability is reasonably assured.

The Company applies the aforementioned criteria of the revenue recognition policy in the accounting standards to the transactions that generated revenue in the Company’s financial statements as follows:

Whiteboard Video Creation

The Company creates whiteboard video for its customers. The Company bills 50% of the total estimated fees of the project as a retainer receivable before commencing the job. The Company recognizes whiteboard video creation revenue when the creation is completed and delivered to the customer.

Content Sponsorships

The Company sells sponsorship blocks in its website to pharmaceutical companies and medical device manufacturers. The Company recognizes content sponsorship revenue ratably over the period in which the related sponsorship content is available on the Company’s website.

The Company assesses collection based on a number of factors, including past transaction history with the customer and the creditworthiness of the customer. The Company does not request collateral from customers. If the Company determines that collection of a fee is not reasonably assured, the Company defers the fee and recognizes revenue at the time collection becomes reasonably assured, which is generally upon receipt of cash.

Income Tax Provision

The Company was treated as a disregarded entity for income tax purposes until January 12, 2012. The operating results prior to January 12, 2012 were included in the income tax return of the Company’s founder.

F-12

Effective January 12, 2012, the Company accounts for income taxes under Section 740-10-30 of the FASB Accounting Standards Codification. Deferred income tax assets and liabilities are determined based upon differences between the financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse. Deferred tax assets are reduced by a valuation allowance to the extent management concludes it is more likely than not that the assets will not be realized. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the statements of operations in the period that includes the enactment date.

The Company adopted section 740-10-25 of the FASB Accounting Standards Codification (“Section 740-10-25”). Section 740-10-25 addresses the determination of whether tax benefits claimed or expected to be claimed on a tax return should be recorded in the financial statements. Under Section 740-10-25, the Company may recognize the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position. The tax benefits recognized in the financial statements from such a position should be measured based on the largest benefit that has a greater than fifty percent (50%) likelihood of being realized upon ultimate settlement. Section 740-10-25 also provides guidance on de-recognition, classification, interest and penalties on income taxes, accounting in interim periods and requires increased disclosures.

The estimated future tax effects of temporary differences between the tax basis of assets and liabilities are reported in the accompanying consolidated balance sheets, as well as tax credit carry-backs and carry-forwards. The Company periodically reviews the recoverability of deferred tax assets recorded on its consolidated balance sheets and provides valuation allowances as management deems necessary.

Management makes judgments as to the interpretation of the tax laws that might be challenged upon an audit and cause changes to previous estimates of tax liability. In addition, the Company operates within multiple taxing jurisdictions and is subject to audit in these jurisdictions. In management’s opinion, adequate provisions for income taxes have been made for all years. If actual taxable income by tax jurisdiction varies from estimates, additional allowances or reversals of reserves may be necessary.

Uncertain Tax Positions

The Company did not take any uncertain tax positions and had no adjustments to its income tax liabilities or benefits pursuant to the provisions of Section 740-10-25 for the reporting period ended December 31, 2013 or 2012.

Foreign Currency Translation

The Company follows Section 830-10-45 of the FASB Accounting Standards Codification (“Section 830-10-45”) for foreign currency translation to translate the financial statements from the functional currency, generally the local currency, into U.S. Dollars. Section 830-10-45 sets out the guidance relating to how a reporting entity determines the functional currency, re-measures the books of record (if necessary), and characterizes transaction gains and losses. Pursuant to Section 830-10-45, the assets, liabilities, and operations of a foreign entity shall be measured using the functional currency of that entity. An entity’s functional currency is the currency of the primary economic environment in which the entity operates; normally, that is the currency of the environment, or local currency, in which an entity primarily generates and expends cash.

The functional currency is determined based on management’s judgment and involves consideration of all relevant economic facts and circumstances affecting the subsidiary. Generally, the currency in which it transacts a majority of its transactions, including billings, financing, payroll and other expenditures, would be considered the functional currency. If a functional currency is deemed to be the local currency, then any gain or loss associated with the translation of the financial statements is included in accumulated other comprehensive income. However, if the functional currency is deemed to be the U.S. Dollar, then any gain or loss associated with the re-measurement of these financial statements from the local currency to the functional currency would be included in the consolidated statements of income and comprehensive income (loss).

Based on an assessment of the factors discussed above, the management of the Company determined the relevant local currency to be the functional currency.

The financial records of the Company are maintained in its local currency, the Canadian Dollar (“CAD”), which is the functional currency. Assets and liabilities are translated from the local currencies into the reporting currency, U.S. dollars, at the exchange rate prevailing at the balance sheet date. Revenues and expenses are translated at weighted average exchange rates for the period to approximate translation at the exchange rates prevailing at the dates those elements are recognized in the consolidated financial statements. Foreign currency translation gain (loss) resulting from the process of translating the local currency financial statements into U.S. dollars are included in determining accumulated other comprehensive income in the consolidated statement of stockholders’ deficit.

F-13

Unless otherwise noted, the rate presented below per U.S. $1.00 was the midpoint of the interbank rate as quoted by OANDA Corporation (www.oanda.com) contained in its consolidated financial statements. Translation of amounts from CAD into U.S. dollars has been made at the following exchange rates for the respective periods:

	December 31, 2013	December 31, 2012
Balance sheets	1.0696	0.9968

Statements of operations and comprehensive income (loss)	1.0300	0.9998

Comprehensive Income (Loss)

The Company has applied section 220-10-45 of the FASB Accounting Standards Codification. This statement establishes rules for the reporting of comprehensive income and its components. Comprehensive income (loss), for the Company, consists of net loss and foreign currency translation adjustments and is presented in the Company’s consolidated statements of operations and comprehensive income (loss) and stockholders’ equity.

Net Income (Loss) per Common Share

Net income (loss) per common share is computed pursuant to section 260-10-45 of the FASB Accounting Standards Codification. Basic net income (loss) per common share is computed by dividing net income (loss) by the weighted average number of shares of common stock outstanding during the period. Diluted net income (loss) per common share is computed by dividing net income (loss) by the weighted average number of shares of common stock and potentially dilutive outstanding shares of common stock during the period to reflect the potential dilution that could occur from common shares issuable through contingent share arrangements, stock options and warrants.

There were no potentially dilutive common shares outstanding for the reporting period ended December 31, 2013 or 2012.

Cash Flows Reporting

The Company adopted paragraph 230-10-45-24 of the FASB Accounting Standards Codification for cash flows reporting, classifies cash receipts and payments according to whether they stem from operating, investing, or financing activities and provides definitions of each category, and uses the indirect or reconciliation method (“Indirect method”) as defined by paragraph 230-10-45-25 of the FASB Accounting Standards Codification to report net cash flow from operating activities by adjusting net income to reconcile it to net cash flow from operating activities by removing the effects of (a) all deferrals of past operating cash receipts and payments and all accruals of expected future operating cash receipts and payments and (b) all items that are included in net income that do not affect operating cash receipts and payments. The Company reports the reporting currency equivalent of foreign currency cash flows, using the current exchange rate at the time of the cash flows and the effect of exchange rate changes on cash held in foreign currencies is reported as a separate item in the reconciliation of beginning and ending balances of cash and cash equivalents and separately provides information about investing and financing activities not resulting in cash receipts or payments in the period pursuant to paragraph 830-230-45-1 of the FASB Accounting Standards Codification.

Subsequent Events

The Company follows the guidance in Section 855-10-50 of the FASB Accounting Standards Codification for the disclosure of subsequent events. The Company will evaluate subsequent events through the date when the financial statements were issued. Pursuant to ASU 2010-09 of the FASB Accounting Standards Codification, the Company as an SEC filer considers its financial statements issued when they are widely distributed to users, such as through filing them on EDGAR.

F-14

Recently Issued Accounting Pronouncements

In July 2013, the FASB issued ASU No. 2013-11, Income Tax (Topic 740): Presentation of an Unrecognized Tax Benefit When a Net Operating Loss Carry-forward, a Similar Tax Loss, or a Tax Credit Carry-forward Exists. This ASU provides guidance on the financial statement presentation of an unrecognized tax benefit when a net operating loss carry-forward, a similar tax loss, or a tax credit carry-forward exists. An unrecognized tax benefit, or a portion of an unrecognized tax benefit, should be presented in the financial statements as a reduction to a deferred tax asset for a net operating loss carry-forward, a similar tax loss, or a tax credit carry-forward, except as follows. To the extent a net operating loss carry-forward, a similar tax loss, or a tax credit carry-forward is not available at the reporting date under the tax law of the applicable jurisdiction to settle any additional income taxes that would result from the disallowance of a tax position or the tax law of the applicable jurisdiction does not require the entity to use, and the entity does not intend to use, the deferred tax asset for such purpose, the unrecognized tax benefit should be presented in the financial statements as a liability and should not be combined with deferred tax assets. The amendments in this Update are effective for fiscal years, and interim periods within those years, beginning after December 15, 2013.

In April 2014, the FASB issued ASU No. 2014-08, Presentation of Financial Statements (Topic 205) and Property, Plant, and Equipment (Topic 360): Reporting Discontinued Operations and Disclosures of Disposals of Components of an Entity. The amendments in this Update change the requirements for reporting discontinued operations in Subtopic 205-20.

Under the new guidance, a discontinued operation is defined as a disposal of a component or group of components that is disposed of or is classified as held for sale and “represents a strategic shift that has (or will have) a major effect on an entity’s operations and financial results.” The ASU states that a strategic shift could include a disposal of (i) a major geographical area of operations, (ii) a major line of business, (iii) a major equity method investment, or (iv) other major parts of an entity. Although “major” is not defined, the standard provides examples of when a disposal qualifies as a discontinued operation.

The ASU also requires additional disclosures about discontinued operations that will provide more information about the assets, liabilities, income and expenses of discontinued operations. In addition, the ASU requires disclosure of the pre-tax profit or loss attributable to a disposal of an individually significant component of an entity that does not qualify for discontinued operations presentation in the financial statements.

The ASU is effective for public business entities for annual periods beginning on or after December 15, 2014, and interim periods within those years.

Management does not believe that any other recently issued, but not yet effective accounting pronouncements, if adopted, would have a material effect on the accompanying consolidated financial statements.

Note 3 – Going Concern

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates continuity of operations, realization of assets, and liquidation of liabilities in the normal course of business.

As reflected in the accompanying consolidated financial statements, the Company had an accumulated deficit and working capital deficiency at December 31, 2013. These factors raise substantial doubt about the Company’s ability to continue as a going concern.

While the Company is attempting to commence operations and generate sufficient revenues, the Company’s cash position may not be sufficient enough to support the Company’s daily operations. Management intends to raise additional funds by way of a private or public offering. Management believes that the actions presently being taken to further implement its business plan and generate sufficient revenues provide the opportunity for the Company to continue as a going concern. While the Company believes in the viability of its strategy to generate sufficient revenues and in its ability to raise additional funds, there can be no assurances to that effect. The ability of the Company to continue as a going concern is dependent upon the Company’s ability to further implement its business plan and generate sufficient revenues.

The consolidated financial statements do not include any adjustments related to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

F-15

Note 4 – Computer Equipment

(i)	Impairment Test

The Company completed the annual impairment test of computer equipment and determined that there was no impairment as the fair value of property and equipment, substantially exceeded their carrying values at December 31, 2013.

(ii)	Depreciation Expense

Depreciation expense was $451 and $93 for the reporting period ended December 31, 2013 and 2012, respectively.

Note 5 – Stockholder’s Deficit

Shares Authorized

Upon formation the total number of shares of all classes of stock which the Company is authorized to issue is One Hundred Million (100,000,000) shares of which Five Million (5,000,000) shares shall be Preferred Stock, par value $0.000001 per share, and Ninety Five Million (95,000,000) shares shall be Common Stock, par value $0.000001 per share.

Common Stock

Upon formation, the Company issued an aggregate of 5,000,000 shares of the newly formed corporation’s common stock to the President of the Predecessor for all of the outstanding shares. No value was given to the stock issued by the newly formed corporation. Therefore, the shares were recorded to reflect the $0.000001 par value and paid in capital was recorded as a negative amount ($5). In other words, no net value was assigned to these shares.

For the period from May 21, 2013 through June 30, 2013, the Company sold 700,000 shares of its common stock at $0.05 per share to thirty two (32) individuals for a total consideration of $35,000.

Capital Contribution

The Company applied paragraph 505-10-S99-3 of the FASB Accounting Standards Codification (formerly Topic 4B of the Staff Accounting Bulletins (“SAB”) (“SAB Topic 4B”) issued by the United States Securities and Exchange Commission (the “SEC”), by reclassifying the Sole-Proprietorship’s deficit accumulated during the development stage of ($37,913) and other comprehensive income of $1,141 at January 12, 2012 to additional paid-in capital.

Note 6 – Related Party Transactions

Advances from Stockholder

From time to time, the stockholder of the Company advances funds to the Company for working capital purpose. Those advances are unsecured, non-interest bearing and due on demand.

F-16

Free Office Space

The Company has been provided office space by its Chief Executive Officer at no cost. The management determined that such cost is nominal and did not recognize the rent expense in its financial statement.

Note 7 – Concentrations and Credit Risk

Customers and Credit Concentrations

Customer concentrations and credit concentrations are as follows:

	Net Revenue for the reporting period ended		Accounts Receivable at
	December 31, 2013	December 31, 2012	December 31, 2013	December 31, 2012
Customer A	22.8%	76.8%	-%	81.1%

Customer B	53.9%	-%	-%	-%

Customer C	16.2%	-%	-%	18.9%
	92.9%	76.8%	-%	100.0%

A reduction in sales from or loss of such customers would have a material adverse effect on the Company’s results of operations and financial condition.

Note 8 – Income Tax Provision

Deferred Tax Assets

At December 31, 2013, the Company had net operating loss (“NOL”) carry–forwards for Federal income tax purposes of $43,645 that may be offset against future taxable income through 2033. No tax benefit has been reported with respect to these net operating loss carry-forwards in the accompanying financial statements because the Company believes that the realization of the Company’s net deferred tax assets of approximately $14,839 was not considered more likely than not and accordingly, the potential tax benefits of the net loss carry-forwards are offset by a full valuation allowance.

Deferred tax assets consist primarily of the tax effect of NOL carry-forwards. The Company has provided a full valuation allowance on the deferred tax assets because of the uncertainty regarding its realization. The valuation allowance decreased by approximately $8,573 and increased $23,412 for the year ended December 31, 2013 and for the period from January 12, 2012 (inception) through December 31, 2012, respectively.

F-17

Components of deferred tax assets are as follows:

	December 31, 2013	December 31, 2012
Net deferred tax assets – Non-current:

Expected income tax benefit from NOL carry-forwards	14,839	23,412

Less: Valuation allowance	(14,839)	(23,412)

Deferred tax assets, net of valuation allowance	$-	$-

Income Tax Provision in the Consolidated Statements of Operations

A reconciliation of the federal statutory income tax rate and the effective income tax rate as a percentage of income before income taxes is as follows:

	For the Year Ended December 31, 2013	For the Period from January 12, 2012 (inception) through December 31, 2012

Federal statutory income tax rate	34.0%	34.0%

Change in valuation allowance on net operating loss carry-forwards	(34.0)	(34.0)

Effective income tax rate	0.0%	0.0%

Note 9 – Subsequent Events

The Company has evaluated all events that occur after the balance sheet date through the date when the financial statements were issued to determine if they must be reported. The Management of the Company determined that there were no reportable subsequent event(s) to be disclosed.

F-18

Type 1 Media, Inc.
September 30, 2014 and 2013

Index to the Consolidated Financial Statements

Contents	Page(s)

Consolidated Balance Sheets at September 30, 2014 (Unaudited) and December 31, 2013	F-20

Consolidated Statements of Operations and Comprehensive Income (Loss) for the Nine Months and Three Months Ended September 30, 2014 and 2013 (Unaudited)	F-21

Consolidated Statement of Stockholders’ Deficit for the Interim Period Ended September 30, 2014 (Unaudited)	F-22

Consolidated Statements of Cash Flows for the Nine Months ended September 30, 2014 and 2013 (Unaudited)	F-23

Notes to the Consolidated Financial Statements (Unaudited)	F-24

F-19

Type 1 Media, Inc.
Consolidated Balance Sheets

	September 30, 2014	December 31, 2013
	(Unaudited)
ASSETS

CURRENT ASSETS
Cash	$29,335	$114,429

Total current assets	29,335	114,429

COMPUTER EQUIPMENT
Computer equipment	2,717	2,833
Accumulated depreciation	(969)	(538)

Computer equipment, net	1,748	2,295

TOTAL ASSETS	$31,083	$116,724

LIABILITIES AND STOCKHOLDERS' DEFICIT

CURRENT LIABILITIES
Accrued expenses	$54,098	$89,753
Advances from stockholder	17,158	20,088
Deferred revenue	4,894	45,402

Total Current Liabilities	76,150	155,243

TOTAL LIABILITIES	76,150	155,243

STOCKHOLDERS' DEFICIT

Preferred stock par value $0.000001: 5,000,000 shares authorized;
none issued or outstanding	-	-
Common stock par value $0.000001: 95,000,000 shares authorized;
5,700,000 shares issued and outstanding	6	6
Additional paid-In capital	(1,778)	(1,778)
Accumulated deficit	(50,758)	(43,645)
Accumulated other comprehensive income (loss)
Foreign currency translation gain (loss)	7,463	6,898

Total Stockholders' Deficit	(45,067)	(38,519)

TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT	$31,083	$116,724

See accompanying notes to the consolidated financial statements

F-20

Type 1 Media, Inc.

Consolidated Statements of Operations and Comprehensive Income (Loss)

	For the Nine Months Ended September 30, 2014	For the Three Months Ended September 30, 2014	For the Nine Months Ended September 30, 2013	For the Three Months Ended September 30, 2013
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)

Revenue	$46,962	$12,014	$25,144	$16,054

Cost of Revenue	12,345	4,137	14,137	14,137

Gross Margin	34,617	7,877	11,007	1,917

Operating Expenses:

Professional fees	21,677	2,580	5,183	2,269
Salary and compensation - officer	12,345	4,137	13,189	4,327
General and administrative expenses	7,708	224	25,347	5,792

Total Operating Expenses	41,730	6,941	43,719	12,388

Income (loss) before income tax provision	(7,113)	936	(32,712)	(10,471)

Income tax provision	-	-	-	-

Net Income (Loss)	(7,113)	936	(32,712)	(10,471)

Other Comprehensive Income (Loss):
Foreign currency translation gain (loss)	565	3,918	3,642	(392)

Comprehensive Income (Loss)	$(6,548)	$4,854	$(29,070)	$(10,863)

Net Income (Loss) Per Common Share
- basic and diluted	$(0.00)	$0.00	$(0.01)	$(0.00)

Weighted Average Common Shares Outstanding:
- basic and diluted	5,700,000	5,700,000	5,282,380	5,700,000

See accompanying notes to the consolidated financial statements

F-21

Type 1 Media, Inc. Consolidated Statement of Stockholders' Deficit
For the Interim Period Ended September 30, 2014
(Unaudited)

	Common stock par value $0.000001		Additional Paid-in	Accumulated	Accumulated Other Comprehensive Income (Loss) Foreign Currency Translation	Total Stockholders'
	Shares	Amount	Capital	Deficit	gain (loss)	Deficit
Balance, December 31, 2012	5,000,000	$5	$(36,777)	(68,860)	(1,635)	(107,267)

Common stock issued for cash
at $0.05 per share on June 30, 2013	700,000	1	34,999			35,000

Comprehensive income (loss)
Net loss				25,215		25,215
Foreign currency translational gain (loss)					8,533	8,533
Total comprehensive income (loss)						33,748

Balance, December 31, 2013	5,700,000	6	(1,778)	(43,645)	6,898	(38,519)

Comprehensive income (loss)
Net loss				(7,113)		(7,113)
Foreign currency translational gain (loss)					565	565
Total comprehensive income (loss)						(6,548)

Balance, September 30, 2014	5,700,000	$6	$(1,778)	(50,758)	7,463	$(45,067)

See accompanying notes to the consolidated financial statements

F-22

Type 1 Media, Inc.
Consolidated Statements of Cash Flows

	For the Nine Months	For the Nine Months
	Ended	Ended
	September 30, 2014	September 30, 2013
	(Unaudited)	(Unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(7,113)	$(32,712)
Adjustments to reconcile net loss to net cash used in operating activities
Depreciation expense	457	321
Changes in operating assets and liabilities:
Accounts receivable	-	16,704
Accrued expenses	(32,560)	13,100
Deferred revenue	(39,665)	(10,419)

Net cash used in operating activities	(78,881)	(13,006)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of computer equipment	-	(2,399)

Net cash used in investing activities	-	(2,399)

CASH FLOWS FROM FINANCING ACTIVITIES
Advances from (repayments to) stockholder	(1,672)	5,427
Proceeds from sale of common stock	-	35,000

Net cash provided by (used in) financing activities	(1,672)	40,427

EFFECT OF EXCHANGE RATE CHANGES ON CASH	(4,541)	60

NET CHANGE IN CASH	(85,094)	25,082

CASH BALANCE AT BEGINNING OF REPORTING PERIOD	114,429	10,302

CASH BALANCE AT END OF REPORTING PERIOD	$29,335	$35,384

SUPPLEMENTAL DISCLOSURE OF CASH FLOWS INFORMATION:
Interest paid	$-	$-

Income tax paid	$-	$-

See accompanying notes to the consolidated financial statements

F-23

September 30, 2014 and 2013

Notes to the Consolidated Financial Statements

(Unaudited)

Note 1 – Organization and Operations

Make Good Media

Make Good Media, a development stage company, (“Predecessor”), was organized as a Sole-Proprietorship on October 28, 2009 under the laws of Canada. The Company plans to make people, newly diagnosed with Type 1 Diabetes, aware of the information in self-management with the disease.

The Company exists to increase the number of people living healthy, happy lives with Type 1 Diabetes by:

•	Providing people with type 1 diabetes with a proactive perspective about self-care that will lead them to seek to understand and manage their condition

•	Providing people with type 1 diabetes with the information they need to self-manage and thrive with the condition.

•	Increasing the number of people who use existing informational, support, and research organizations concerned with improving the lives of people with type 1 diabetes.

Type 1 Media, Inc.

Type 1 Media, Inc. (the “Company”) was incorporated on January 12, 2012 under the laws of the State of Delaware for the sole purpose of acquiring all of the outstanding rights of Make Good Media. Upon formation, the Company issued an aggregate of 5,000,000 shares of the newly formed corporation’s common stock to the President of the Predecessor for all of the outstanding rights. No value was given to the stock issued by the newly formed corporation. Therefore, the shares were recorded to reflect the $0.000001 par value and paid in capital was recorded as a negative amount ($5). The acquisition process utilizes the capital structure of the Company and the assets and liabilities of Make Good Media, which are recorded at historical cost.

The Company applied paragraph 505-10-S99-3 of the FASB Accounting Standards Codification (formerly Topic 4B of the Staff Accounting Bulletins (“SAB”) (“SAB Topic 4B”) issued by the United States Securities and Exchange Commission (the “SEC”), by reclassifying the Sole-Proprietorship’s deficit accumulated during the development stage of ($37,913) and other comprehensive income of $1,141 at January 12, 2012 to additional paid-in capital.

The accompanying consolidated financial statements have been prepared as if the Company had its corporate capital structure as of the first date of the first period presented.

Note 2 – Significant and Critical Accounting Policies and Practices

The Management of the Company is responsible for the selection and use of appropriate accounting policies and the appropriateness of accounting policies and their application. Critical accounting policies and practices are those that are both most important to the portrayal of the Company’s financial condition and results and require management’s most difficult, subjective, or complex judgments, often as a result of the need to make estimates about the effects of matters that are inherently uncertain. The Company’s significant and critical accounting policies and practices are disclosed below as required by generally accepted accounting principles.

F-24

Basis of Presentation - Unaudited Interim Financial Information

The accompanying unaudited interim consolidated financial statements and related notes have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) for interim financial information, and with the rules and regulations of the United States Securities and Exchange Commission (“SEC”) to Form 10-Q and Article 8 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by U.S. GAAP for complete financial statements. The unaudited interim financial statements furnished reflect all adjustments (consisting of normal recurring accruals) which are, in the opinion of management, necessary to a fair statement of the results for the interim periods presented. Interim results are not necessarily indicative of the results for the full year. These unaudited interim consolidated financial statements should be read in conjunction with the consolidated financial statements of the Company for the year ended December 31, 2013 and notes thereto contained in the Company’s Annual Report on Form 10-K filed with the SEC on May 15, 2014.

Certain amounts in the prior period financial statements have been reclassified to conform to the current period presentation. These reclassifications had no effect on reported losses.

Use of Estimates and Assumptions and Critical Accounting Estimates and Assumptions

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date(s) of the financial statements and the reported amounts of revenues and expenses during the reporting period(s).

Critical accounting estimates are estimates for which (a) the nature of the estimate is material due to the levels of subjectivity and judgment necessary to account for highly uncertain matters or the susceptibility of such matters to change and (b) the impact of the estimate on financial condition or operating performance is material. The Company’s critical accounting estimates and assumptions affecting the financial statements were:

(i)

Assumption as a going concern: Management assumes that the Company will continue as a going concern, which contemplates continuity of operations, realization of assets, and liquidation of liabilities in the normal course of business.

(ii)

Fair value of long-lived assets: Fair value is generally determined using the asset’s expected future discounted cash flows or market value, if readily determinable. If long-lived assets are determined to be recoverable, but the newly determined remaining estimated useful lives are shorter than originally estimated, the net book values of the long-lived assets are depreciated over the newly determined remaining estimated useful lives. The Company considers the following to be some examples of important indicators that may trigger an impairment review: (i) significant under-performance or losses of assets relative to expected historical or projected future operating results; (ii) significant changes in the manner or use of assets or in the Company’s overall strategy with respect to the manner or use of the acquired assets or changes in the Company’s overall business strategy; (iii) significant negative industry or economic trends; (iv) increased competitive pressures; (v) a significant decline in the Company’s stock price for a sustained period of time; and (vi) regulatory changes. The Company evaluates acquired assets for potential impairment indicators at least annually and more frequently upon the occurrence of such events.

(iii)

Valuation allowance for deferred tax assets: Management assumes that the realization of the Company’s net deferred tax assets resulting from its net operating loss (“NOL”) carry–forwards for Federal income tax purposes that may be offset against future taxable income was not considered more likely than not and accordingly, the potential tax benefits of the net loss carry-forwards are offset by a full valuation allowance. Management made this assumption based on (a) the Company has incurred recurring losses, (b) general economic conditions, and (c) its ability to raise additional funds to support its daily operations by way of a public or private offering, among other factors.

These significant accounting estimates or assumptions bear the risk of change due to the fact that there are uncertainties attached to these estimates or assumptions, and certain estimates or assumptions are difficult to measure or value.

Management bases its estimates on historical experience and on various assumptions that are believed to be reasonable in relation to the financial statements taken as a whole under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources.

Management regularly evaluates the key factors and assumptions used to develop the estimates utilizing currently available information, changes in facts and circumstances, historical experience and reasonable assumptions. After such evaluations, if deemed appropriate, those estimates are adjusted accordingly.

Actual results could differ from those estimates.

F-25

Principles of Consolidation

The Company applies the guidance of Topic 810 “Consolidation” of the FASB Accounting Standards Codification ("ASC") to determine whether and how to consolidate another entity. Pursuant to ASC Paragraph 810-10-15-10 all majority-owned subsidiaries—all entities in which a parent has a controlling financial interest—shall be consolidated except (1) when control does not rest with the parent, the majority owner; (2) if the parent is a broker-dealer within the scope of Topic 940 and control is likely to be temporary; (3) consolidation by an investment company within the scope of Topic 946 of a non-investment-company investee. Pursuant to ASC Paragraph 810-10-15-8 the usual condition for a controlling financial interest is ownership of a majority voting interest, and, therefore, as a general rule ownership by one reporting entity, directly or indirectly, of more than 50 percent of the outstanding voting shares of another entity is a condition pointing toward consolidation. The power to control may also exist with a lesser percentage of ownership, for example, by contract, lease, agreement with other stockholders, or by court decree. The Company consolidates all less-than-majority-owned subsidiaries, if any, in which the parent’s power to control exists.

The Company's consolidated subsidiaries and/or entities are as follows:

Name of consolidated subsidiary or entity	State or other jurisdiction of incorporation or organization	Date of incorporation or formation (date of acquisition, if applicable)	Attributable interest

Make Good Media	Canada	October 28, 2009	100%

The consolidated financial statements include all accounts of the Company and Make Good Media as of reporting period dates and for the reporting periods then ended.

All inter-company balances and transactions have been eliminated.

Fair Value of Financial Instruments

The Company follows paragraph 825-10-50-10 of the FASB Accounting Standards Codification for disclosures about fair value of its financial instruments and paragraph 820-10-35-37 of the FASB Accounting Standards Codification (“Paragraph 820-10-35-37”) to measure the fair value of its financial instruments. Paragraph 820-10-35-37 establishes a framework for measuring fair value in generally accepted accounting principles (U.S. GAAP), and expands disclosures about fair value measurements. To increase consistency and comparability in fair value measurements and related disclosures, Paragraph 820-10-35-37 establishes a fair value hierarchy which prioritizes the inputs to valuation techniques used to measure fair value into three (3) broad levels. The fair value hierarchy gives the highest priority to quoted prices (unadjusted) in active markets for identical assets or liabilities and the lowest priority to unobservable inputs. The three (3) levels of fair value hierarchy defined by Paragraph 820-10-35-37 are described below:

Level 1	Quoted market prices available in active markets for identical assets or liabilities as of the reporting date.

Level 2	Pricing inputs other than quoted prices in active markets included in Level 1, which are either directly or indirectly observable as of the reporting date.

Level 3	Pricing inputs that are generally observable inputs and not corroborated by market data.

Financial assets are considered Level 3 when their fair values are determined using pricing models, discounted cash flow methodologies or similar techniques and at least one significant model assumption or input is unobservable.

F-26

The fair value hierarchy gives the highest priority to quoted prices (unadjusted) in active markets for identical assets or liabilities and the lowest priority to unobservable inputs. If the inputs used to measure the financial assets and liabilities fall within more than one level described above, the categorization is based on the lowest level input that is significant to the fair value measurement of the instrument.

The carrying amounts of the Company’s financial assets and liabilities, such as cash, and accrued expenses, approximate their fair values because of the short maturity of these instruments.

Transactions involving related parties cannot be presumed to be carried out on an arm's-length basis, as the requisite conditions of competitive, free-market dealings may not exist. Representations about transactions with related parties, if made, shall not imply that the related party transactions were consummated on terms equivalent to those that prevail in arm's-length transactions unless such representations can be substantiated.

Carrying Value, Recoverability and Impairment of Long-Lived Assets

The Company has adopted Section 360-10-35 of the FASB Accounting Standards Codification for its long-lived assets. Pursuant to ASC Paragraph 360-10-35-17 an impairment loss shall be recognized only if the carrying amount of a long-lived asset (asset group) is not recoverable and exceeds its fair value. The carrying amount of a long-lived asset (asset group) is not recoverable if it exceeds the sum of the undiscounted cash flows expected to result from the use and eventual disposition of the asset (asset group). That assessment shall be based on the carrying amount of the asset (asset group) at the date it is tested for recoverability. An impairment loss shall be measured as the amount by which the carrying amount of a long-lived asset (asset group) exceeds its fair value. Pursuant to ASC Paragraph 360-10-35-20 if an impairment loss is recognized, the adjusted carrying amount of a long-lived asset shall be its new cost basis. For a depreciable long-lived asset, the new cost basis shall be depreciated (amortized) over the remaining useful life of that asset. Restoration of a previously recognized impairment loss is prohibited.

Pursuant to ASC Paragraph 360-10-35-21 the Company’s long-lived asset (asset group) is tested for recoverability whenever events or changes in circumstances indicate that its carrying amount may not be recoverable. The Company considers the following to be some examples of such events or changes in circumstances that may trigger an impairment review: (a) significant decrease in the market price of a long-lived asset (asset group); (b) A significant adverse change in the extent or manner in which a long-lived asset (asset group) is being used or in its physical condition; (c) A significant adverse change in legal factors or in the business climate that could affect the value of a long-lived asset (asset group), including an adverse action or assessment by a regulator; (d) An accumulation of costs significantly in excess of the amount originally expected for the acquisition or construction of a long-lived asset (asset group); (e) A current-period operating or cash flow loss combined with a history of operating or cash flow losses or a projection or forecast that demonstrates continuing losses associated with the use of a long-lived asset (asset group); and (f) A current expectation that, more likely than not, a long-lived asset (asset group) will be sold or otherwise disposed of significantly before the end of its previously estimated useful life. The Company tests its long-lived assets for potential impairment indicators at least annually and more frequently upon the occurrence of such events.

Pursuant to ASC Paragraphs 360-10-45-4 and 360-10-45-5 an impairment loss recognized for a long-lived asset (asset group) to be held and used shall be included in income from continuing operations before income taxes in the income statement of a business entity. If a subtotal such as income from operations is presented, it shall include the amount of that loss. A gain or loss recognized on the sale of a long-lived asset (disposal group) that is not a component of an entity shall be included in income from continuing operations before income taxes in the income statement of a business entity. If a subtotal such as income from operations is presented, it shall include the amounts of those gains or losses.

Cash Equivalents

The Company considers all highly liquid investments with maturities of three months or less at the time of purchase to be cash equivalents.

F-27

Computer Equipment

Computer equipment is recorded at cost. Expenditures for major additions and betterments are capitalized. Maintenance and repairs are charged to operations as incurred. Depreciation is computed by the straight-line method (after taking into account their respective estimated residual values) over the asset’s estimated useful lives of five (5) years. Upon sale or retirement, the related cost and accumulated depreciation are removed from the accounts and any gain or loss is reflected in the statements of operations.

Related Parties

The Company follows subtopic 850-10 of the FASB Accounting Standards Codification for the identification of related parties and disclosure of related party transactions.

Pursuant to Section 850-10-20 the related parties include a. affiliates (“Affiliate” means, with respect to any specified Person, any other Person that, directly or indirectly through one or more intermediaries, controls, is controlled by or is under common control with such Person, as such terms are used in and construed under Rule 405 under the Securities Act) of the Company; b. entities for which investments in their equity securities would be required, absent the election of the fair value option under the Fair Value Option Subsection of Section 825–10–15, to be accounted for by the equity method by the investing entity; c. trusts for the benefit of employees, such as pension and profit-sharing trusts that are managed by or under the trusteeship of management; d. principal owners of the Company; e. management of the Company; f. other parties with which the Company may deal if one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests; and g. other parties that can significantly influence the management or operating policies of the transacting parties or that have an ownership interest in one of the transacting parties and can significantly influence the other to an extent that one or more of the transacting parties might be prevented from fully pursuing its own separate interests.

The financial statements shall include disclosures of material related party transactions, other than compensation arrangements, expense allowances, and other similar items in the ordinary course of business. However, disclosure of transactions that are eliminated in the preparation of consolidated or combined financial statements is not required in those statements. The disclosures shall include: a. the nature of the relationship(s) involved ; b. a description of the transactions, including transactions to which no amounts or nominal amounts were ascribed, for each of the periods for which income statements are presented, and such other information deemed necessary to an understanding of the effects of the transactions on the financial statements; c. the dollar amounts of transactions for each of the periods for which income statements are presented and the effects of any change in the method of establishing the terms from that used in the preceding period; and d. amounts due from or to related parties as of the date of each balance sheet presented and, if not otherwise apparent, the terms and manner of settlement.

Commitment and Contingencies

The Company follows subtopic 450-20 of the FASB Accounting Standards Codification to report accounting for contingencies. Certain conditions may exist as of the date the consolidated financial statements are issued, which may result in a loss to the Company but which will only be resolved when one or more future events occur or fail to occur. The Company assesses such contingent liabilities, and such assessment inherently involves an exercise of judgment. In assessing loss contingencies related to legal proceedings that are pending against the Company or un-asserted claims that may result in such proceedings, the Company evaluates the perceived merits of any legal proceedings or un-asserted claims as well as the perceived merits of the amount of relief sought or expected to be sought therein.

If the assessment of a contingency indicates that it is probable that a material loss has been incurred and the amount of the liability can be estimated, then the estimated liability would be accrued in the Company’s consolidated financial statements. If the assessment indicates that a potential material loss contingency is not probable but is reasonably possible, or is probable but cannot be estimated, then the nature of the contingent liability, and an estimate of the range of possible losses, if determinable and material, would be disclosed.

Loss contingencies considered remote are generally not disclosed unless they involve guarantees, in which case the guarantees would be disclosed.

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Foreign Currency Transactions

The Company applies the guidelines as set out in Section 830-20-35 of the FASB Accounting Standards Codification (“Section 830-20-35”) for foreign currency transactions. Pursuant to Section 830-20-35 of the FASB Accounting Standards Codification, foreign currency transactions are transactions denominated in currencies other than U.S. Dollar, the Company’s reporting currency or Canadian Dollar, the Company’s operating functional currency. Foreign currency transactions may produce receivables or payables that are fixed in terms of the amount of foreign currency that will be received or paid. A change in exchange rates between the functional currency and the currency in which a transaction is denominated increases or decreases the expected amount of functional currency cash flows upon settlement of the transaction. That increase or decrease in expected functional currency cash flows is a foreign currency transaction gain or loss that generally shall be included in determining net income for the period in which the exchange rate changes. Likewise, a transaction gain or loss (measured from the transaction date or the most recent intervening balance sheet date, whichever is later) realized upon settlement of a foreign currency transaction generally shall be included in determining net income for the period in which the transaction is settled. The exceptions to this requirement for inclusion in net income of transaction gains and losses pertain to certain intercompany transactions and to transactions that are designated as, and effective as, economic hedges of net investments and foreign currency commitments. Pursuant to Section 830-20-25 of the FASB Accounting Standards Codification, the following shall apply to all foreign currency transactions of an enterprise and its investees: (a) at the date the transaction is recognized, each asset, liability, revenue, expense, gain, or loss arising from the transaction shall be measured and recorded in the functional currency of the recording entity by use of the exchange rate in effect at that date as defined in section 830-10-20 of the FASB Accounting Standards Codification; and (b) at each balance sheet date, recorded balances that are denominated in currencies other than the functional currency or reporting currency of the recording entity shall be adjusted to reflect the current exchange rate.

Revenue Recognition

The Company follows paragraph 605-10-S99-1 of the FASB Accounting Standards Codification for revenue recognition. The Company recognizes revenue when it is realized or realizable and earned. The Company considers revenue realized or realizable and earned when all of the following criteria are met: (i) persuasive evidence of an arrangement exists, (ii) the product has been shipped or the services have been rendered to the customer, (iii) the sales price is fixed or determinable, and (iv) collectability is reasonably assured.

The Company applies the aforementioned criteria of the revenue recognition policy in the accounting standards to the transactions that generated revenue in the Company’s financial statements as follows:

Whiteboard Video Creation

The Company creates whiteboard video for its customers. The Company bills 50% of the total estimated fees of the project as a retainer receivable before commencing the job. The Company recognizes whiteboard video creation revenue when the creation is completed and delivered to the customer.

Content Sponsorships

The Company sells sponsorship blocks in its website to pharmaceutical companies and medical device manufacturers. The Company recognizes content sponsorship revenue ratably over the period in which the related sponsorship content is available on the Company’s website.

The Company assesses collection based on a number of factors, including past transaction history with the customer and the creditworthiness of the customer. The Company does not request collateral from customers. If the Company determines that collection of a fee is not reasonably assured, the Company defers the fee and recognizes revenue at the time collection becomes reasonably assured, which is generally upon receipt of cash.

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Income Tax Provision

The Company was treated as a disregarded entity for income tax purposes until January 12, 2012. The operating results prior to January 12, 2012 were included in the income tax return of the Company’s founder.

Effective January 12, 2012, the Company accounts for income taxes under Section 740-10-30 of the FASB Accounting Standards Codification. Deferred income tax assets and liabilities are determined based upon differences between the financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse. Deferred tax assets are reduced by a valuation allowance to the extent management concludes it is more likely than not that the assets will not be realized. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the statements of operations in the period that includes the enactment date.

The Company adopted section 740-10-25 of the FASB Accounting Standards Codification (“Section 740-10-25”). Section 740-10-25 addresses the determination of whether tax benefits claimed or expected to be claimed on a tax return should be recorded in the financial statements. Under Section 740-10-25, the Company may recognize the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position. The tax benefits recognized in the financial statements from such a position should be measured based on the largest benefit that has a greater than fifty percent (50%) likelihood of being realized upon ultimate settlement. Section 740-10-25 also provides guidance on de-recognition, classification, interest and penalties on income taxes, accounting in interim periods and requires increased disclosures.

The estimated future tax effects of temporary differences between the tax basis of assets and liabilities are reported in the accompanying consolidated balance sheets, as well as tax credit carry-backs and carry-forwards. The Company periodically reviews the recoverability of deferred tax assets recorded on its consolidated balance sheets and provides valuation allowances as management deems necessary.

Management makes judgments as to the interpretation of the tax laws that might be challenged upon an audit and cause changes to previous estimates of tax liability. In addition, the Company operates within multiple taxing jurisdictions and is subject to audit in these jurisdictions. In management’s opinion, adequate provisions for income taxes have been made for all years. If actual taxable income by tax jurisdiction varies from estimates, additional allowances or reversals of reserves may be necessary.

The Company discloses tax years that remain subject to examination by major tax jurisdictions pursuant to the ASC Paragraph 740-10-50-15.

Foreign Currency Translation

The Company follows Section 830-10-45 of the FASB Accounting Standards Codification (“Section 830-10-45”) for foreign currency translation to translate the financial statements from the functional currency, generally the local currency, into U.S. Dollars. Section 830-10-45 sets out the guidance relating to how a reporting entity determines the functional currency, re-measures the books of record (if necessary), and characterizes transaction gains and losses. Pursuant to Section 830-10-45, the assets, liabilities, and operations of a foreign entity shall be measured using the functional currency of that entity. An entity’s functional currency is the currency of the primary economic environment in which the entity operates; normally, that is the currency of the environment, or local currency, in which an entity primarily generates and expends cash.

The functional currency is determined based on management’s judgment and involves consideration of all relevant economic facts and circumstances affecting the subsidiary. Generally, the currency in which it transacts a majority of its transactions, including billings, financing, payroll and other expenditures, would be considered the functional currency. If a functional currency is deemed to be the local currency, then any gain or loss associated with the translation of the financial statements is included in accumulated other comprehensive income. However, if the functional currency is deemed to be the U.S. Dollar, then any gain or loss associated with the re-measurement of these financial statements from the local currency to the functional currency would be included in the consolidated statements of income and comprehensive income (loss).

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Based on an assessment of the factors discussed above, the management of the Company determined the relevant local currency to be the functional currency.

The financial records of the Company are maintained in its local currency, the Canadian Dollar (“CAD”), which is the functional currency. Assets and liabilities are translated from the local currencies into the reporting currency, U.S. dollars, at the exchange rate prevailing at the balance sheet date. Revenues and expenses are translated at weighted average exchange rates for the period to approximate translation at the exchange rates prevailing at the dates those elements are recognized in the consolidated financial statements. Foreign currency translation gain (loss) resulting from the process of translating the local currency financial statements into U.S. dollars are included in determining accumulated other comprehensive income in the consolidated statement of stockholders’ deficit.

Unless otherwise noted, the rate presented below per U.S. $1.00 was the midpoint of the interbank rate as quoted by OANDA Corporation (www.oanda.com) contained in its consolidated financial statements. Translation of amounts from CAD into U.S. dollars has been made at the following exchange rates for the respective periods:

	September 30, 2014	December 31, 2013	September 30, 2013	December 31, 2012

Balance sheets	0.8963	0.9350	0.9704	0.9968

Statements of operations and comprehensive income (loss)	0.9145	0.9712	0.9773

Comprehensive Income (Loss)

The Company has applied section 220-10-45 of the FASB Accounting Standards Codification. This statement establishes rules for the reporting of comprehensive income and its components. Comprehensive income (loss), for the Company, consists of net loss and foreign currency translation adjustments and is presented in the Company’s consolidated statements of operations and comprehensive income (loss) and stockholders’ equity.

Earnings per Share

Earnings per share ("EPS") is the amount of earnings attributable to each share of common stock. For convenience, the term is used to refer to either earnings or loss per share. EPS is computed pursuant to section 260-10-45 of the FASB Accounting Standards Codification. Pursuant to ASC Paragraphs 260-10-45-10 through 260-10-45-16 Basic EPS shall be computed by dividing income available to common stockholders (the numerator) by the weighted-average number of common shares outstanding (the denominator) during the period. Income available to common stockholders shall be computed by deducting both the dividends declared in the period on preferred stock (whether or not paid) and the dividends accumulated for the period on cumulative preferred stock (whether or not earned) from income from continuing operations (if that amount appears in the income statement) and also from net income. The computation of diluted EPS is similar to the computation of basic EPS except that the denominator is increased to include the number of additional common shares that would have been outstanding if the dilutive potential common shares had been issued during the period to reflect the potential dilution that could occur from common shares issuable through contingent shares issuance arrangement, stock options or warrants.

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Pursuant to ASC Paragraphs 260-10-45-45-21 through 260-10-45-45-23 Diluted EPS shall be based on the most advantageous conversion rate or exercise price from the standpoint of the security holder. The dilutive effect of outstanding call options and warrants (and their equivalents) issued by the reporting entity shall be reflected in diluted EPS by application of the treasury stock method unless the provisions of paragraphs 260-10-45-35 through 45-36 and 260-10-55-8 through 55-11 require that another method be applied. Equivalents of options and warrants include non-vested stock granted to employees, stock purchase contracts, and partially paid stock subscriptions (see paragraph 260–10–55–23). Anti-dilutive contracts, such as purchased put options and purchased call options, shall be excluded from diluted EPS. Under the treasury stock method: a. Exercise of options and warrants shall be assumed at the beginning of the period (or at time of issuance, if later) and common shares shall be assumed to be issued. b. The proceeds from exercise shall be assumed to be used to purchase common stock at the average market price during the period. (See paragraphs 260-10-45-29 and 260-10-55-4 through 55-5.) c. The incremental shares (the difference between the number of shares assumed issued and the number of shares assumed purchased) shall be included in the denominator of the diluted EPS computation.

There were no potentially dilutive common shares outstanding for the reporting period ended September 30, 2014 or 2013.

Cash Flows Reporting

The Company adopted paragraph 230-10-45-24 of the FASB Accounting Standards Codification for cash flows reporting, classifies cash receipts and payments according to whether they stem from operating, investing, or financing activities and provides definitions of each category, and uses the indirect or reconciliation method (“Indirect method”) as defined by paragraph 230-10-45-25 of the FASB Accounting Standards Codification to report net cash flow from operating activities by adjusting net income to reconcile it to net cash flow from operating activities by removing the effects of (a) all deferrals of past operating cash receipts and payments and all accruals of expected future operating cash receipts and payments and (b) all items that are included in net income that do not affect operating cash receipts and payments. The Company reports the reporting currency equivalent of foreign currency cash flows, using the current exchange rate at the time of the cash flows and the effect of exchange rate changes on cash held in foreign currencies is reported as a separate item in the reconciliation of beginning and ending balances of cash and cash equivalents and separately provides information about investing and financing activities not resulting in cash receipts or payments in the period pursuant to paragraph 830-230-45-1 of the FASB Accounting Standards Codification.

Subsequent Events

The Company follows the guidance in Section 855-10-50 of the FASB Accounting Standards Codification for the disclosure of subsequent events. The Company will evaluate subsequent events through the date when the financial statements were issued. Pursuant to ASU 2010-09 of the FASB Accounting Standards Codification, the Company as an SEC filer considers its financial statements issued when they are widely distributed to users, such as through filing them on EDGAR.

Recently Issued Accounting Pronouncements

In April 2014, the FASB issued ASU No. 2014-08, Presentation of Financial Statements (Topic 205) and Property, Plant, and Equipment (Topic 360): Reporting Discontinued Operations and Disclosures of Disposals of Components of an Entity. The amendments in this Update change the requirements for reporting discontinued operations in Subtopic 205-20.

Under the new guidance, a discontinued operation is defined as a disposal of a component or group of components that is disposed of or is classified as held for sale and “represents a strategic shift that has (or will have) a major effect on an entity’s operations and financial results.” The ASU states that a strategic shift could include a disposal of (i) a major geographical area of operations, (ii) a major line of business, (iii) a major equity method investment, or (iv) other major parts of an entity. Although “major” is not defined, the standard provides examples of when a disposal qualifies as a discontinued operation.

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The ASU also requires additional disclosures about discontinued operations that will provide more information about the assets, liabilities, income and expenses of discontinued operations. In addition, the ASU requires disclosure of the pre-tax profit or loss attributable to a disposal of an individually significant component of an entity that does not qualify for discontinued operations presentation in the financial statements.

The ASU is effective for public business entities for annual periods beginning on or after December 15, 2014, and interim periods within those years.

In May 2014, the FASB issued the FASB Accounting Standards Update No. 2014-09 “Revenue from Contracts with Customers (Topic 606)” (“ASU 2014-09”).

This guidance amends the existing FASB Accounting Standards Codification, creating a new Topic 606, Revenue from Contracts with Customer. The core principle of the guidance is that an entity should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services.

To achieve that core principle, an entity should apply the following steps:

1.	Identify the contract(s) with the customer
2.	Identify the performance obligations in the contract
3.	Determine the transaction price
4.	Allocate the transaction price to the performance obligations in the contract
5.	Recognize revenue when (or as) the entity satisfies a performance obligations

The ASU also provides guidance on disclosures that should be provided to enable financial statement users to understand the nature, amount, timing, and uncertainty of revenue recognition and cash flows arising from contracts with customers. Qualitative and quantitative information is required about the following:

1.

Contracts with customers – including revenue and impairments recognized, disaggregation of revenue, and information about contract balances and performance obligations (including the transaction price allocated to the remaining performance obligations)

2.

Significant judgments and changes in judgments – determining the timing of satisfaction of performance obligations (over time or at a point in time), and determining the transaction price and amounts allocated to performance obligations

3.	Assets recognized from the costs to obtain or fulfill a contract.

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ASU 2014-09 is effective for periods beginning after December 15, 2016, including interim reporting periods within that reporting period for all public entities. Early application is not permitted.

In August 2014, the FASB issued the FASB Accounting Standards Update No. 2014-15“Presentation of Financial Statements—Going Concern (Subtopic 205-40): Disclosure of Uncertainties about an Entity’s Ability to Continue as a Going Concern (“ASU 2014-15”).

In connection with preparing financial statements for each annual and interim reporting period, an entity’s management should evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the entity’s ability to continue as a going concern within one year after the date that the financial statements are issued (or within one year after the date that the financial statements are available to be issued when applicable). Management’s evaluation should be based on relevant conditions and events that are known and reasonably knowable at the date that the financial statements are issued (or at the date that the financial statements are available to be issued when applicable). Substantial doubt about an entity’s ability to continue as a going concern exists when relevant conditions and events, considered in the aggregate, indicate that it is probable that the entity will be unable to meet its obligations as they become due within one year after the date that the financial statements are issued (or available to be issued). The term probable is used consistently with its use in Topic 450, Contingencies.

When management identifies conditions or events that raise substantial doubt about an entity’s ability to continue as a going concern, management should consider whether its plans that are intended to mitigate those relevant conditions or events will alleviate the substantial doubt. The mitigating effect of management’s plans should be considered only to the extent that (1) it is probable that the plans will be effectively implemented and, if so, (2) it is probable that the plans will mitigate the conditions or events that raise substantial doubt about the entity’s ability to continue as a going concern.

If conditions or events raise substantial doubt about an entity’s ability to continue as a going concern, but the substantial doubt is alleviated as a result of consideration of management’s plans, the entity should disclose information that enables users of the financial statements to understand all of the following (or refer to similar information disclosed elsewhere in the footnotes):

a.	Principal conditions or events that raised substantial doubt about the entity’s ability to continue as a going concern (before consideration of management’s plans)
b.	Management’s evaluation of the significance of those conditions or events in relation to the entity’s ability to meet its obligations
c.	Management’s plans that alleviated substantial doubt about the entity’s ability to continue as a going concern.

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If conditions or events raise substantial doubt about an entity’s ability to continue as a going concern, and substantial doubt is not alleviated after consideration of management’s plans, an entity should include a statement in the footnotes indicating that there is substantial doubt about the entity’s ability to continue as a going concern within one year after the date that the financial statements are issued (or available to be issued). Additionally, the entity should disclose information that enables users of the financial statements to understand all of the following:

a.	Principal conditions or events that raise substantial doubt about the entity’s ability to continue as a going concern
b.	Management’s evaluation of the significance of those conditions or events in relation to the entity’s ability to meet its obligations
c.	Management’s plans that are intended to mitigate the conditions or events that raise substantial doubt about the entity’s ability to continue as a going concern.

The amendments in this Update are effective for the annual period ending after December 15, 2016, and for annual periods and interim periods thereafter. Early application is permitted.

Management does not believe that any recently issued, but not yet effective accounting pronouncements, when adopted, will have a material effect on the accompanying consolidated financial statements.

Note 3 – Going Concern

The Company has elected to adopt early application of Accounting Standards Update No. 2014-15, “Presentation of Financial Statements—Going Concern (Subtopic 205-40): Disclosure of Uncertainties about an Entity’s Ability to Continue as a Going Concern (“ASU 2014-15”).

The Company’s consolidated financial statements have been prepared assuming that it will continue as a going concern, which contemplates continuity of operations, realization of assets, and liquidation of liabilities in the normal course of business.

As reflected in the consolidated financial statements, the Company had an accumulated deficit at September 30, 2014, a net loss and net cash used in operating activities for the reporting period then ended. These factors raise substantial doubt about the Company’s ability to continue as a going concern.

The Company is attempting to generate sufficient revenue; however, the Company’s cash position may not be sufficient to support its daily operations. While the Company believes in the viability of its strategy to generate sufficient revenues and in its ability to raise additional funds, there can be no assurances to that effect. The ability of the Company to continue as a going concern is dependent upon the Company’s ability to further implement its business plan and generate sufficient revenue and in its ability to raise additional funds.

The consolidated financial statements do not include any adjustments related to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

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Note 4 – Computer Equipment

(i)	Impairment Testing

The Company completed the annual impairment testing of computer equipment and determined that there was no impairment as the fair value of property and equipment, exceeded their carrying values at December 31, 2013.

(ii)	Depreciation Expense

Depreciation expense was $457 and $321 for the reporting period ended September 30, 2014 and 2013, respectively.

Note 5 – Stockholder’s Deficit

Shares Authorized

Upon formation the total number of shares of all classes of stock which the Company is authorized to issue is One Hundred Million (100,000,000) shares of which Five Million (5,000,000) shares shall be Preferred Stock, par value $0.000001 per share, and Ninety Five Million (95,000,000) shares shall be Common Stock, par value $0.000001 per share.

Common Stock

Upon formation, the Company issued an aggregate of 5,000,000 shares of the newly formed corporation’s common stock to the President of the Predecessor for all of the outstanding shares. No value was given to the stock issued by the newly formed corporation. Therefore, the shares were recorded to reflect the $0.000001 par value and paid in capital was recorded as a negative amount ($5). In other words, no net value was assigned to these shares.

For the period from May 21, 2013 through June 30, 2013, the Company sold 700,000 shares of its common stock at $0.05 per share to thirty two (32) individuals for a total consideration of $35,000.

Note 6 – Related Party Transactions

Advances from Stockholder

From time to time, the stockholder of the Company advances funds to the Company for working capital purpose. Those advances are unsecured, non-interest bearing and due on demand.

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Free Office Space

The Company has been provided office space by its Chief Executive Officer at no cost. The management determined that such cost is nominal and did not recognize the rent expense in its financial statement.

Note 7 – Concentrations and Credit Risk

Customers and Credit Concentrations

Customer concentrations and credit concentrations are as follows:

	Net Revenue for the reporting period ended		Accounts Receivable at
	September 30, 2014	September 30, 2013	September 30, 2014	December 31, 2013

Customer A	32.0%	63.6%	-%	-%

Customer B	15.0%	36.4%	-%	-%

Customer C	53.0%	-%	-%	-%

	100.0%	100.0%	-%	-%

A reduction in sales from or loss of such customers would have a material adverse effect on the Company’s results of operations and financial condition.

Note 8 – Subsequent Events

The Company has evaluated all events that occur after the balance sheet date through the date when the financial statements were issued to determine if they must be reported. The Management of the Company determined that there were no reportable subsequent event(s) to be disclosed.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION

AND RESULT OF OPERATIONS

The following discussion and analysis of the results of operations and financial condition of Type 1 Media for the nine months ended September 30, 2014 and 2013, and for the year ended December 31, 2013 and 2012 should be read in conjunction with the Selected Consolidated Financial Data, Type 1 Media’s financial statements, and the notes to those financial statements that are included elsewhere in this registration statement. Our discussion includes forward-looking statements based upon current expectations that involve risks and uncertainties, such as our plans, objectives, expectations and intentions. Actual results and the timing of events could differ materially from those anticipated in these forward-looking statements as a result of a number of factors, including those set forth under the Risk Factors, Cautionary Notice Regarding Forward-Looking Statements and Business sections in this Current Report. We use words such as “anticipate,” “estimate,” “plan,” “project,” “continuing,” “ongoing,” “expect,” “believe,” “intend,” “may,” “will,” “should,” “could,” and similar expressions to identify forward-looking statements.

Overview

Type 1 Media was incorporated in the State of Delaware on January 12, 2012. Type 1 was formed primarily to inform people new to type 1 diabetes about living well with the condition as well as products and services that will help them thrive.

Type 1 Media began its business by creating short custom videos for pharmaceutical companies and medical devices companies who sell medications and products that people with type 1 diabetes need, as well as videos for charities concerned with type 1 diabetes. These projects, completed in 2012, helped build the Company’s reputation so that the Company could seek sponsorship for a larger project, titled Welcome to Type 1, which is detailed in the “Business Strategy" section.

The Company intends to expand its business through the acquisition and development of new and existing companies. At this time, the Company has not identified or actively sought out a potential acquisition target.

Results of Operations

Comparison of the three and nine months ended September 30, 2014 and 2013.

We are still in our development stage and our revenues for the three months ended September 30, 2014 and 2013 were $12,014 and $16,054, respectively. Our revenues for the nine months ended September 30, 2014 and 2013 were $46,962 and $25,144, respectively. The increase in revenues were primarily due to a grant obtained from one of the sponsor clients we had been courting.

Our operating expenses for the three months ended September 30, 2014 were $6,941 compared to operating expenses of $12,388 for the three months ended September 30, 2013. Our operating expenses for the nine months ended September 30, 2014 were $41,730 compared to operating expenses of $43,719 for the nine months ended September 30, 2013.

The Company’s net profit for the three months ended September 30, 2014 was $936 compared to a net loss of $10,471 for the three months ended September 30, 2013. The Company’s net loss for the nine months ended September 30, 2014 was $7,113 compared to a net loss of $32,712 for the nine months ended September 30, 2013.

Comparison of the Year Ended December 31, 2013 and 2012.

We are still in our development stage and our revenues for the year ended December 31, 2013 were $98,093 compared to revenues of $30,368 for the year ended December 31, 2012.

Our operating expenses for the year ended December 31, 2013 were $54,829 compared to operating expenses of $72,733 for the year ended December 31, 2012.

The Company’s net profit for the year ended December 31, 2013 was $25,215 compared to a net loss of $68,860 for the year ended December 31, 2012. For the period from October 28, 2009 (Inception) through December 31, 2013, our net loss was $81,558.

Liquidity and Capital Resources

As of September 30, 2014, cash flows used in operating activities was $78,881, cash flows from investing activities was $0, and net cash flows used in financing activities was $1,672 resulting in a total cash balance of $29,335 as of September 30, 2014.

The accrued expenses in the amount of $54,098 consist of salaries unpaid to Jonathan White and Oliver Brown, the Company’s two most involved employees. Both Jonathan White and Oliver Brown are aware that the repayment of these salaries from the Company is contingent upon the success of the Company and have deferred the salaries owed to them. Neither Dr. White nor Mr. Brown expect to demand their salary if it cause liquidity problems for the Company.

The current budget for the next 12 months is divided into three main departments and estimates website production costs for the next 12 months at $65,000 (Design: $25,000, Development: $25,000, Promotion: $15,000), video production costs at $45,000 (Post-Production: $30,000, Distribution: $15,000), and operating costs at $95,500 (Salaries: $75,000, Travel: $11,000, Office: $9,500)

This plan of operations assumes that a significant portion of the sponsorship and grant target of $215,500 is met. Should we obtain fewer sponsorships than expected, we will adjust our budget, starting with video post-production effects and titles, which can easily be easily substituted with more generic titles and effects. Further cuts will come from marketing and travel.

Based on our financial history since inception, our independent registered public accounting firm has expressed substantial doubt as to our ability to continue as a going concern. Our independent registered public accounting firm raised the issue that the Company had a deficit accumulated during the development stage at September 30, 2014 and a net loss and net cash used in operating activities for the quarter then ended.

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Limited Operating History

We have generated no independent financial history and have not previously demonstrated that we will be able to expand our business. Our business is subject to risks inherent in growing an enterprise, including limited capital resources and possible rejection of our business model and/or sales methods.

Critical Accounting Policies and Estimates

Our significant accounting policies are more fully described in Note 3 to our financial statements. The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues, and expenses, and the related disclosures of contingent assets and liabilities. Actual results could differ from those estimates under different assumptions or conditions. We believe that the following critical accounting policies are subject to estimates and judgments used in the preparation of our consolidated financial statements:

Basis of Presentation – Unaudited Interim Financial Information

The accompanying unaudited consolidated interim financial statements and related notes have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) for the interim financial information, and with the rules and regulations of the United States Securities and Exchange Commission (“SEC”) to Form 10-Q and Article 8 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by U.S. GAAP for complete financial statements. The unaudited interim consolidated financial statements furnished reflect all adjustments (consisting of normal recurring accruals) which are, in the opinion of management, necessary to a fair statement of the results for the interim period presented. Unaudited interim consolidated results are not necessarily indicative of the results for the full fiscal year. These consolidated financial statements should be read in conjunction with the audited financial statements of the Company for the year ended December 31, 2012 and notes thereto contained in the Company’s Registration Statement on Form S-1, of which this Prospectus is a part.

Use of Estimates and Assumptions and Critical Accounting Estimates and Assumptions

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date(s) of the financial statements and the reported amounts of revenues and expenses during the reporting period(s).

Critical accounting estimates are estimates for which (a) the nature of the estimate is material due to the levels of subjectivity and judgment necessary to account for highly uncertain matters or the susceptibility of such matters to change and (b) the impact of the estimate on financial condition or operating performance is material. The Company’s critical accounting estimates and assumptions affecting the financial statements were:

(i)

Assumption as a going concern: Management assumes that the Company will continue as a going concern, which contemplates continuity of operations, realization of assets, and liquidation of liabilities in the normal course of business;

(ii)

Allowance for doubtful accounts: Management’s estimate of the allowance for doubtful accounts is based on historical sales, historical loss levels, and an analysis of the collectability of individual accounts and general economic conditions that may affect a client’s ability to pay. The Company evaluated the key factors and assumptions used to develop the allowance in determining that it is reasonable in relation to the financial statements taken as a whole;

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(iii)

Fair value of long-lived assets: Fair value is generally determined using the asset’s expected future discounted cash flows or market value, if readily determinable. If long-lived assets are determined to be recoverable, but the newly determined remaining estimated useful lives are shorter than originally estimated, the net book values of the long-lived assets are depreciated over the newly determined remaining estimated useful lives. The Company considers the following to be some examples of important indicators that may trigger an impairment review: (i) significant under-performance or losses of assets relative to expected historical or projected future operating results; (ii) significant changes in the manner or use of assets or in the Company’s overall strategy with respect to the manner or use of the acquired assets or changes in the Company’s overall business strategy; (iii) significant negative industry or economic trends; (iv) increased competitive pressures; (v) a significant decline in the Company’s stock price for a sustained period of time; and (vi) regulatory changes. The Company evaluates acquired assets for potential impairment indicators at least annually and more frequently upon the occurrence of such events;

(iv)

Valuation allowance for deferred tax assets: Management assumes that the realization of the Company’s net deferred tax assets resulting from its net operating loss (“NOL”) carry–forwards for Federal income tax purposes that may be offset against future taxable income was not considered more likely than not and accordingly, the potential tax benefits of the net loss carry-forwards are offset by a full valuation allowance. Management made this assumption based on (a) the Company has incurred recurring losses, (b) general economic conditions, and (c) its ability to raise additional funds to support its daily operations by way of a public or private offering, among other factors.

These significant accounting estimates or assumptions bear the risk of change due to the fact that there are uncertainties attached to these estimates or assumptions, and certain estimates or assumptions are difficult to measure or value.

Management bases its estimates on historical experience and on various assumptions that are believed to be reasonable in relation to the financial statements taken as a whole under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources.

Management regularly evaluates the key factors and assumptions used to develop the estimates utilizing currently available information, changes in facts and circumstances, historical experience and reasonable assumptions. After such evaluations, if deemed appropriate, those estimates are adjusted accordingly.

Actual results could differ from those estimates.

Revenue Recognition

The Company follows paragraph 605-10-S99-1 of the FASB Accounting Standards Codification for revenue recognition. The Company recognizes revenue when it is realized or realizable and earned. The Company considers revenue realized or realizable and earned when all of the following criteria are met: (i) persuasive evidence of an arrangement exists, (ii) the product has been shipped or the services have been rendered to the customer, (iii) the sales price is fixed or determinable, and (iv) collectability is reasonably assured.

The Company applies the aforementioned criteria of the revenue recognition policy in the accounting standards to the transactions that generated revenue in the Company’s financial statements as follows:

Whiteboard Video Creation

The Company creates whiteboard video for its customers. The Company charges 50% of the total estimated fees of the project as a retainer receivable before commencing the job. The Company recognizes whiteboard video creation revenue when the creation is completed and delivered to the customer.

Content Sponsorships

The Company sells sponsorship block in its website to pharmaceutical companies and medical device manufacturers. The Company recognizes content sponsorship revenue ratably over the period in which the related sponsorship content is available on the Company’s website.

The Company assesses collection based on a number of factors, including past transaction history with the customer and the creditworthiness of the customer. The Company does not request collateral from customers. If the Company determines that collection of a fee is not reasonably assured, the Company defers the fee and recognizes revenue at the time collection becomes reasonably assured, which is generally upon receipt of cash.

Recent Accounting Pronouncements

Accounting standards that have been issued or proposed by FASB that do not require adoption until a future date are not expected to have a material impact on the financial statements upon adoption.

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Our business plan within 12 months is outlined below:

For the next 6 months the Company is engaged in completing production of 10-20 short videos providing useful information and empowerment to people and families new to type 1. The following 6 months will primarily be spent driving traffic to the website via search engine optimization; visits to endorcrinologists, diabetes educators, nurses, dieticians, and health care teams; and presenting at conferences. These activities will overlap somewhat. The process of soliciting and creating sponsorship agreements with clients in the pharmaceutical and medical devices industries relevant to type 1 diabetes is ongoing.

Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements.

Contractual Obligations

The Company sold two of the nine available sponsorship blocks to date, one for CAD60,000 and one modified block for CAD15,000.

On April 15, 2012 the Company sold one of the nine available sponsorship blocks at CAD60,000 expiring December 31, 2014 to Animas Canada, a Canadian company owned by Johnson & Johnson. The Company accounted for the sale of the content sponsorship block ratably over the period in which the related sponsorship content is available on the Company’s website. For the year ended December 31, 2012 the Company recognized content sponsorship revenue of CAD16,362 under this sponsorship agreement. For the year ended December 31, 2013 and 2012 the Company recognized content sponsorship revenue of CAD21,816 and CAD16,362 under this sponsorship agreement, respectively.

On May 9, 2013 the Company reached an agreement with, and sold one modified sponsorship blocks at CAD15,000 expiring December 31, 2013, Medtronic Canada, a Canadian company owned by Johnson & Johnson. The Company accounted for the sale of the content sponsorship block ratably over the period in which the related sponsorship content is available on the Company’s website. For the year ended December 31, 2013 the Company recognized content sponsorship revenue of CAD15,000 under this sponsorship agreement.

The Company entered into an agreement with Dads Against Diabetes (“D.A.D.”) pursuant to which the Company agreed to create a promotional video for D.A.D for a fee of $8,000.

The Company entered into an agreement with Type 1 Diabetes TrialNet (“TrialNet”) pursuant to which the Company agreed to create a promotional video for TrialNet for a fee of $14,000.

The Company has been awarded a grant by Lilly USA, LLC in the amount of $75,000. The funds may be used only for the stated purpose of the grant and may not be used for the purpose of promoting any of the Company or its affiliates’ products, including entertainment, capital and operating expenses, gifts, compensation, or personal travel. As of the date of this Report, the full amount has been collected pursuant to the Lilly Grant.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

None.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

The following table sets forth the name and age of officers and director as of the date of this Registration Statement. Our executive officers hold their offices until they resign, are removed by the Board, or his successor is elected and qualified.

Name	Age	Position
Jonathan White	32	President, Director
Tom Baxter	34	Secretary, Director

Business Experience

The following summarizes the occupation and business experience during the past five years for our officers, directors and key employees as of the date of this offering.

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Officers

Jonathan White, 32, President and Director. Dr. White has been our President since inception on January 12, 2012 and has focused most of his time on the Welcome to Type 1 project since then. Dr. White is a media psychologist based in Halifax, Nova Scotia. His research and part-time teaching concern how we make ourselves through the media and entertainment we absorb. Dr. White completed his PhD in media psychology on that topic in January of 2011, and taught masters-level classes for UCLA and Fielding Graduate University while studying and after graduating. Dr. White also taught undergraduate classes for Saint Mary’s University in Halifax in 2011. He now teaches a couple online graduate classes a year and supervises a few masters’ students on their theses while also working full-time hours on Welcome to Type 1. Prior to his PhD Dr. White earned a masters of arts in media psychology, a master’s of science in organizational psychology, an honors degree in business administration, and a degree in psychology. Throughout 12 years of postsecondary education Dr. White worked in various fields related to his schooling, often as a consultant or intern specialist. Dr. White has lived with type 1 diabetes for 17 years and took a short break from graduate school to bicycle from the top to the bottom of Africa in 2006 to promote awareness that it is possible to live a healthy, adventurous life with type 1 diabetes. From that trip Dr. White created an award-winning televised documentary. He has also been performing occasional contracts as a traveling motivational speaker for audiences concerned with type 1diabetes for 5 years, when the talks are requested and set up by pharmaceutical companies, medical devices companies, health-related organizations, and charities. Type 1 Media and the Welcome to Type 1 project are in some ways the culmination of an extensive education on how media can change behavior for the better, specifically applied to type 1diabetes. In the future Dr. White hopes to be able to apply the model of this business to other chronic health conditions that require proactive approaches from patients to improve wellbeing.

Tom Baxter, 34. Dr. Baxter has been our Secretary and Director since May 2012. Dr. Baxter is a Family Physician with a practice in Yarmouth, Nova Scotia. He has also completed a fellowship as an Emergency Room doctor in Kingston Ontario. Dr. Baxter has been a type 1 diabetic since the age of three, and he has been striving to show both himself and others that diabetes cannot hold you back from your dreams. In 2006 he completed a cycling expedition with Dr. White on Tour d’Afrique, crossing 3500km through Zambia, Botswana, Namibia, and South Africa. Over the past six years he has been giving motivational talks, both with Dr. White and on his own, related to that experience and others for a variety of organizations. He’s also cycled unsupported from Portland Oregon to the southern tip of the Baja California. He has taught English in rural Japan and studied the language for two years. Tom is a graduate of Dalhousie University having received a bachelor of Arts with combined honors in Classical History and Biology in 2001 and in 2010 he earned his medical degree, also from Dalhousie. From 2010-2012, Mr. Baxter conducted a Family Medicine Residency and received a rural and remote medicine diploma from Queen’s University in Kingston, Ontario. From January 2013 to July 2013, Mr. Baxter was working as a family physician for Reddendale Family Health in Kingston, Ontario, before starting his own practice closer to home in Yarmouth, Nova Scotia in August of 2013.

Committees

We have not separately designated an executive committee, nominating committee, compensation committee or audit committee of the board of directors.

Code of Ethics

The Company has adopted a Code of Ethics that applies to our officers, employees and directors, including our Chief Executive Officer and senior executives.

Family Relationships

No family relationship has ever existed between any director, executive officer of the Company, and any person contemplated to become such.

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EXECUTIVE COMPENSATION

Summary Compensation Table

The following table presents information concerning compensation for each of our named executive officers for services in all capacities during the years indicated:

Name and Principal Position	Fiscal Year	Salary ($)	Bonus	Option Awards	All Other Compensation	Total ($)
Jonathan White	2013	0				0
Jonathan White	2012	CAD $11,630.05 USD $1,035.00				CAD $11,630.05 USD $1,035.00

Thomas Baxter	2013	0				0
Thomas Baxter	2012	CAD $0 USD $0				CAD $0 USD $0

Employment Agreements

The Company does not have any employment agreements.

Option Plan

There are no stock option plans or common shares set aside for any stock option plan.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table provides the names and addresses of each person known to us to own more than 5% of our outstanding shares of common stock as of the date of this Registration Statement, and by the officers and directors, individually and as a group. Except as otherwise indicated, all shares are owned directly and the shareholders listed possesses sole voting and investment power with respect to the shares shown.

Name	Number of Shares Beneficially Owned	Percent of Class (1)
Jonathan White 5959 Spring Garden Road, #1507 Halifax, NS, Canada B3h 1Y5	5,000,000	87.72%

Tom Baxter 5959 Spring Garden Road, #1507 Halifax, NS, Canada B3h 1Y5	0	0%

All Executive Officers and Directors as a group (2 persons)	5,000,000	87.72%

*	less than 1%

(1)	Based on 5,700,000 shares of common stock outstanding as of the date of this Registration Statement.

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Securities Authorized For Issuance Under Equity Compensation Plans

There are no securities authorized for issuance under an Equity Compensation Plan.

Security Ownership Of Certain Beneficial Owners And Management

The following table sets forth information regarding the beneficial ownership of shares of our capital stock as of January 10, 2014, by:

●	Each of our directors;

●	Each of our named executive officers;

●	All of our directors and executive officers as a group; and

●	Each person known by us to beneficially own more than 5% of our outstanding common stock.

Under SEC rules, beneficial ownership includes any shares of common stock which a person has sole or shared voting power or investment power and any shares of common stock which the person has the right to acquire within 60 days through the exercise of any option, warrant or right, through conversion of any security or pursuant to the automatic termination of a power of attorney or revocation of a trust, discretionary account or similar arrangement. Percentage of beneficial ownership is calculated based on 5,700,000 shares of our common stock outstanding as of June 28, 2013. In calculating the number of shares beneficially owned and the percentage ownership, shares of common stock subject to Preferred Stock conversion rights (including accrued dividends), options or warrants held by that person that are currently exercisable or convertible or become exercisable or convertible within 60 days after June 28, 2-13 are deemed outstanding even if they have not actually been exercised or converted. The shares issuable under these securities are treated as outstanding for computing the percentage ownership of the person holding these securities but are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Unless otherwise indicated, we believe that all persons named in this table have sole voting power and investment power over all the shares beneficially owned by them.

TRANSACTIONS WITH RELATED PERSONS, PROMOTERS AND CERTAIN CONTROL PERSONS

Certain Related Party Transactions

There have been no material transactions, series of similar transactions or currently proposed transactions during 2012 in which we were or are to be a party, in which the amount involved exceeded the lesser of $120,000 or 1% of the average of our total assets at year end for the last two completed fiscal years and in which any director or executive officer or any security holder who is known to us to own of record or beneficially more than 5% of our common stock, or any member of the immediate family or sharing the household (other than a tenant or employee) of any of the foregoing persons, had a direct or indirect material interest.

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Indebtedness of Management

No officer, director or security holder known to us to own of record or beneficially more than 5% of our common stock or any member of the immediate family or sharing the household (other than a tenant or employee) of any of the foregoing persons is indebted to us.

Transactions with Promoters

We did not expressly engage a promoter at the time of its formation. We have used selling agents and consultants from time to time. The terms of those arrangements have been disclosed in previous filings with the Securities and Exchange Commission.

Independence of The Board Of Directors

Although our common stock is not listed on a public exchange, we will be filing to obtain a quotation on the OTC Markets concurrently with the filing of this prospectus. In order to be quoted on the OTC Markets, a market maker must file an application on our behalf in order to make a market for our common stock. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, which operates the OTC Markets, nor can there be any assurance that such an application for quotation will be approved.

Our common stock is listed on the OTC Markets. For a director to be “independent” under these standards, the Board must affirmatively determine that the director has no material relationship with us, either directly or as a partner, shareholder, or officer of an organization that has a relationship with us. Applying corporate governance standards, and all other applicable laws, rules and regulations, the Board of Directors has determined that none of our directors are independent. This does not constitute an independent board of directors.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We filed with the Securities and Exchange Commission a registration statement under the Securities Act of 1933 for the shares of common stock in this offering. This prospectus does not contain all of the information in the registration statement and the exhibits and schedule that were filed with the registration statement. For further information with respect to us and our common stock, we refer you to the registration statement and the exhibits and schedule that were filed with the registration statement. Statements contained in this prospectus about the contents of any contract or any other document that is filed as an exhibit to the registration statement are not necessarily complete, and we refer you to the full text of the contract or other document filed as an exhibit to the registration statement. A copy of the registration statement and the exhibits and schedules that were filed with the registration statement may be inspected without charge at the Public Reference Room maintained by the Securities and Exchange Commission at 100 F. Street, N.E., Washington, DC 20549-6010, and copies of all or any part of the registration statement may be obtained from the Securities and Exchange Commission upon payment of the prescribed fee. Information regarding the operation of the Public Reference Room may be obtained by calling the Securities and Exchange Commission at 1-800-SEC-0330. The Securities and Exchange Commission maintains a web site that contains reports, proxy and information statements, and other information regarding registrants that file electronically with the SEC. The address of the site is www.sec.gov.

Item 12A. Disclosure of Commission Position on Indemnification of Securities Act Liabilities

Our directors and officers are indemnified as provided by the Delaware corporate law and our Bylaws. We have agreed to indemnify each of our directors and certain officers against certain liabilities, including liabilities under the Securities Act of 1933. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the provisions described above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court’s decision.

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TYPE 1 MEDIA, INC.

700,000 SHARES OF COMMON STOCK

PROSPECTUS

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS DOCUMENT OR THAT WE HAVE REFERRED YOU TO. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT. THIS PROSPECTUS IS NOT AN OFFER TO SELL COMMON STOCK AND IS NOT SOLICITING AN OFFER TO BUY COMMON STOCK IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

Until _____________, all dealers that effect transactions in these securities whether or not participating in this offering may be required to deliver a prospectus. This is in addition to the dealer’s obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

The Date of This Prospectus is ____________, 2015

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PART II INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

Securities and Exchange Commission registration fee	$4.78
Accounting fees and expenses	$3,500
Legal fees and expense	$20,000
Blue Sky fees and expenses	$500
Miscellaneous	$1,000
Total	$25,004.78

All amounts are estimates other than the Commission’s registration fee. We are paying all expenses of the offering listed above. No portion of these expenses will be borne by the selling shareholders. The selling shareholders, however, will pay any other expenses incurred in selling their common stock, including any brokerage commissions or costs of sale.

Item 14. Indemnification of Directors and Officers

Our directors and officers are indemnified as provided by the Delaware corporate law and our Bylaws. We have agreed to indemnify each of our directors and certain officers against certain liabilities, including liabilities under the Securities Act of 1933. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the provisions described above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court’s decision.

Section 102 of the Delaware General Corporation Law permits a corporation to eliminate the personal liability of its directors or its stockholders for monetary damages for a breach of fiduciary duty as a director, except where the director breached his or her duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit. Our certificate of incorporation provides that no director shall be personally liable to us or our stockholders for monetary damages for any breach of fiduciary duty as a director, notwithstanding any provision of law imposing such liability, except to the extent that the Delaware General Corporation Law prohibits the elimination or limitation of liability of directors for breaches of fiduciary duty.

Section 145 of the Delaware General Corporation Law provides that a corporation has the power to indemnify a director, officer, employee or agent of the corporation and certain other persons serving at the request of the corporation in related capacities against expenses (including attorneys' fees), judgments, fines and amounts paid in settlements actually and reasonably incurred by the person in connection with an action, suit or proceeding to which he or she is party or is threatened to be made a party by reason of such position, if such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, in any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful, except that, in the case of actions brought by or in the right of the corporation, no indemnification shall be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or other adjudicating court determines that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnification for such expenses which the Court of Chancery or such other court shall deem proper.

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Item 15. Recent Sales of Unregistered Securities

We were incorporated in the State of Delaware on January 12, 2012. In connection with incorporation, we issued 5,000,000 shares of common stock to our founders. These shares were issued in reliance on the exemption under Section 4(2) of the Securities Act of 1933, as amended (the “Act”) and were issued as founders shares. These shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance shares by us did not involve a public offering. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, the investors had the necessary investment intent as required by Section 4(2) since they agreed to and received share certificates bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. This restriction ensures that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for this transaction.

From April to May 2013, we sold through a Regulation D Rule 506 offering a total of 700,000 shares of common stock to 32 investors, at a price per share of $0.05 for an aggregate offering price of $187,000. The Common Stock issued in this offering was issued in a transaction not involving a public offering in reliance upon an exemption from registration provided by Rule 506 of Regulation D of the Securities Act of 1933. In accordance with Section 230.506 (b)(1) of the Securities Act of 1933, these shares qualified for exemption under the Rule 506 exemption for this offerings since it met the following requirements set forth in Reg. §230.506:

(A)	No general solicitation or advertising was conducted by us in connection with the offering of any of the Shares.

(B)

At the time of the offering we were not: (1) subject to the reporting requirements of Section 13 or 15 (d) of the Exchange Act; or (2) an “investment company” within the meaning of the federal securities laws.

(C)

Neither we, nor any of our predecessors, nor any of our directors, nor any beneficial owner of 10% or more of any class of our equity securities, nor any promoter currently connected with us in any capacity has been convicted within the past ten years of any felony in connection with the purchase or sale of any security.

(D)	The offers and sales of securities by us pursuant to the offerings were not attempts to evade any registration or resale requirements of the securities laws of the United States or any of its states.

(E)	None of the investors are affiliated with any of our directors, officers or promoters or any beneficial owner of 10% or more of our securities.

Please note that pursuant to Rule 506, all shares purchased in the Regulation D Rule 506 offering completed in June 2012 were restricted in accordance with Rule 144 of the Securities Act of 1933. In addition, each of these shareholders were either accredited as defined in Rule 501 (a) of Regulation D promulgated under the Securities Act or sophisticated as defined in Rule 506(b)(2)(ii) of Regulation D promulgated under the Securities Act.

We have never utilized an underwriter for an offering of our securities. Other than the securities mentioned above, we have not issued or sold any securities.

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Item 16. Exhibits and Financial Statement Schedules

EXHIBIT NUMBER	DESCRIPTION
3.1	Articles of Incorporation (1)
3.2	By-Laws (1)
5.1	Opinion of Szaferman, Lakind, Blumstein & Blader, P.C.
10.1	Form of Sponsor Agreement (1)
10.2	Animas Canada Sponsorship Agreement dated April 9, 2012 (2)
23.1	Consent of Li and Company, PC
23.2	Consent of Counsel (included in Exhibit 5.1, hereto)

(1) Incorporated by reference to the Company's Registration Statement on Form S-1 filed on July 1, 2013.

(2) Incorporated by reference to the Company's Registration Statement on Form S-1 filed on August 12, 2013.

Item 17. Undertakings

(A) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i. To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

ii. To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

iii. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

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(4) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(5) Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereonto duly authorized on this 9th day of January, 2015.

TYPE 1 MEDIA, INC.

By:	/s/ Jonathan White
Jonathan White
President (Duly Authorized Principal Executive Officer Principal Financial Officer, and Principal Accounting Officer).

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Jonathan White	President, Director (Principal Executive Officer,	January 9, 2015
Jonathan White	Principal Financial Officer, and Principal Accounting Officer)

/s/ Tom Baxter	Secretary, Director	January 9, 2015
Tom Baxter

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